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                                                                   EXHIBIT 10.02

[***] indicates the omission of confidential portions for which confidential treatment has been requested. Such confidential information has been filed separately with the Securities and Exchange Commission.

                                 January 1, 2004

                           WHOLESALE SUPPLY AGREEMENT

This letter will confirm the agreement ("AGREEMENT") between Cardinal Health* ("CARDINAL") and CVS Pharmacy Inc. ("CVS") under which CVS will purchase certain pharmaceutical and other products from Cardinal on the following terms and conditions:

     SECTION 1. DESIGNATION AS PRIMARY WHOLESALER.

     (a) Retail Pharmacies. During the term of this Agreement, CVS will designate Cardinal as the primary wholesale pharmaceutical supplier to designated pharmacies operated by CVS (collectively, the "PHARMACIES" and individually, a "PHARMACY") subject to Section 1(a) Disclosure Schedule. A list of the Pharmacies (the "DESIGNATED PHARMACY LIST") will be provided by CVS to Cardinal from time to time during the term of this Agreement.

     (b) Distribution Centers. During the term of this Agreement, CVS will designate Cardinal as the primary wholesale pharmaceutical supplier to all distribution centers operated by CVS ("CVS PHARMACY DCS") subject to
     Section 1(b) Disclosure Schedule. A comprehensive list of all of the CVS Pharmacy DCs as of January 1, 2004 (the date of this agreement) (the "TOTAL DC LIST") is set forth in the Section 1(b) Disclosure Schedule.

     (c) CVS PharmaCare. This Agreement specifically excludes purchases which are made by CVS on behalf of the CVS division known as PharmaCare.

     (d) CVS Commitment. This Agreement pertains only to CVS' Pharmacies and CVS Pharmacy DCs as of January 1, 2004 plus or minus the organic growth related to Pharmacies.

     SECTION 2. SALE OF MERCHANDISE AND BROKERAGE PURCHASES.

     (a) Primary Requirements. Each of the Pharmacies and the CVS Pharmacy DCs will purchase from Cardinal during the term of this Agreement its Primary Wholesale Requirements (as defined in the Section 2(a) Disclosure Schedule) of pharmaceutical products ("RX PRODUCTS"), which consist of purchases of Rx Products for (a) delivery directly to the Pharmacies ("STORE RX PURCHASES"); and (b) delivery directly to the CVS Pharmacy DCs ("BROKERAGE PURCHASES"). CVS


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     may purchase from Cardinal, at CVS' discretion, for delivery directly to the Pharmacies, its health and beauty aids, home health care products and other inventory carried by Cardinal ("STORE OTHER Purchases"). For purposes of this Agreement, the term "QUALIFIED PURCHASES" with respect to a period means all purchases of Merchandise made and paid for by CVS (and in some circumstances, either the CVS Pharmacy DCs or the Pharmacies are specifically designated) from Cardinal during that period, net of all returns and credits validated by CVS (related to ordering, shipping or accounting errors). For purposes of this Agreement, the term "MERCHANDISE" will mean the Rx Products (and Store Other Purchases, with respect to the Pharmacies only). Notwithstanding anything in this Agreement to the contrary, CVS retains the right to purchase from any other source Rx Products which are unavailable from Cardinal.

     (b) Brokerage Purchases. The Section 2(b) Disclosure Schedule describes the terms by which CVS will make its Brokerage Purchases through Cardinal.

     (c) Discontinued Merchandise. Cardinal will stock certain Merchandise that Cardinal would not otherwise stock but for CVS' request, except [***] and Merchandise [***] ("SPECIALLY STOCKED MERCHANDISE"), subject to such credit considerations concerning the applicable manufacturer as Cardinal may reasonably consider appropriate (including but not limited to, potential insolvency or outstanding balance owed to Cardinal without legitimate reason for dispute). CVS guarantees that at least [***] ([***]) pieces of each item of Specially Stocked Merchandise detailed in Section 2(c) Disclosure Schedule will be purchased from each of Cardinal's distribution centers servicing CVS Pharmacies per month. If Cardinal notifies CVS that less than [***] ([***]) pieces of an item of Specially Stocked Merchandise were purchased in a month from one of Cardinal's servicing distribution centers, then Cardinal may elect to discontinue carrying such item in its distribution centers. If Cardinal elects to discontinue carrying any such item, CVS will accept and purchase the remaining Specially Stocked Merchandise at the [***] for such Specially Stocked Merchandise until the Specially Stocked Merchandise is depleted. Cardinal will use reasonable efforts to ensure that Specially Stocked Merchandise is discontinued in the most cost-effective manner, which may include, but not be limited to, returning such item directly to the manufacturer. Alternatively, Cardinal and CVS may mutually agree to a [***] arrangement in lieu of Cardinal stocking the item.

     (d) Generally. CVS will be liable for any payment owed to Cardinal from any Pharmacy or CVS Pharmacy DC for purchases made hereunder. Cardinal reserves the right [***] to determine what Merchandise it will carry based upon product quality, manufacturer indemnity, insurance, and other policies, and other standards determined by it, and may [***] from its available inventory items of Merchandise with limited or no movement activity (in which event CVS shall have the right to purchase such merchandise from [***]). Notwithstanding the foregoing, Cardinal's decision not to carry certain Merchandise for reasons other than product quality (relative to FDA instructions), manufacturer indemnity, and insurability shall not excuse Cardinal from complying with the service levels


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     detailed in Section 2(b) Disclosure Schedule and Section 9 Disclosure
     Schedule. Both parties agree that Cardinal's inability to provide CVS with the service levels detailed in Section 2(b) Disclosure Schedule and Section 9 Disclosure Schedule represents a material breach of this Agreement.

     (e) Representation of Status. Cardinal represents that it is, and will continue to be during the term of this Agreement, an industry leader in implementation of processes, practices and safeguards to prevent the distribution of all product that is contaminated, mislabeled, not approved for sale in the United States, counterfeit or otherwise unfit for use by consumers (collectively "UNFIT RX PRODUCT").

     SECTION 3. PURCHASE PRICE. As further described in Sections 3(a) and 3(b) Disclosure Schedules, CVS will pay a purchase price ("COST OF GOODS") for products purchased under this Agreement as follows:

     (a) Store Rx Purchases and Store Other Purchases. CVS will pay a Cost of Goods for Merchandise in an amount equal to Cardinal's Cost plus the percentage set forth in the Section 3(a) Disclosure Schedule. The term "CARDINAL'S COST" as used herein means the [***] for Merchandise as of the date CVS orders said product, adjusted to reflect any then-applicable [***] pricing, but without reduction for [***]. Manufacturer [***] quantity discounts and [***] which are intended by the manufacturer to be passed through to Cardinal's retail national chain accounts will be made available to CVS.

     By way of illustration only and not as a limitation, the [***] CVS receives based on CVS' [***] warehouse and DSD purchases, is retained [***]% by CVS. In the event that a vendor would begin to pass an "[***]" [***] to Cardinal, Cardinal would pass [***]% of this allowance to CVS, based on CVS purchases (Pharmacies and CVS Pharmacy DCs, if applicable). Notwithstanding the foregoing, Cardinal will not accept any other [***] on CVS' behalf relating to CVS' purchase volume (warehouse or DSD) without CVS' expressed written consent. It will be Cardinal's sole responsibility to notify in writing any pharmaceutical supplier (with copy to CVS subject to Section
     13) offering a [***] to Cardinal related to CVS' purchase volume that CVS utilizes [***] policy.

     As set forth in Section 3(a) Disclosure Schedule, the purchase price for selected Merchandise, including but not limited to, multisource pharmaceuticals, CardinalSOURCE(SM) generics, private label products, medical surgical supplies, home health care/durable medical equipment, Merchandise acquired from vendors not offering customary cash discount or other terms, and other non-pharmaceutical Merchandise will not be based upon Cardinal's [***] pricing described above but will instead be [***] in accordance with the terms and conditions established by Cardinal (including applicable [***]) for such Merchandise. Merchandise described in this paragraph is sometimes referred to as "SPECIALLY PRICED MERCHANDISE." CVS may, but will have no obligation to, purchase any specified volume or percentage of its requirements for Specially Priced Merchandise.


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     (b) Brokerage Purchases. CVS will pay a purchase price for all Brokerage
     Purchases in an amount equal to the cost set forth on the Section 3(b) Disclosure Schedule.

     (c) Cost of Goods Adjustment. CVS' Cost of Goods for Store Rx Purchases and Store Other Purchases will be subject to adjustment as described in the
     Section 3(c) Disclosure Schedule.

     (d) Generally. Each party hereto acknowledges and agrees that its obligation to pay the purchase price for all Brokerage Purchases, Store Rx Purchases, Store Other Purchases and other amounts due or to become due under this Agreement will not be subject to any [***], or [***] for any reason, except as further described in this Agreement.

     Each party acknowledges and agrees that its obligation to pay the other amounts due under this Agreement or become due under this Agreement will not be subject to any [***], or [***] for any reason, except as further described in this Agreement. If a party to this Agreement that is obligated to pay monies hereunder (the "Payor") fails to pay the other party (the "Payee") amounts due under this Agreement (which Payee reasonably believes it is due), then [***] amounts due Payor. Any [***] incorrectly or improperly recognized (i.e., excluding legitimately disputed amounts) by Payee will be paid to Payor as soon as possible and in any event no later than [***] ([***]) days following notification from Payor of such incorrect or improper [***]; provided Payee agrees that the [***] was incorrectly or improperly taken. Payee agrees to pay when due any amounts not in dispute.

     CVS and Cardinal commit to work with each other to mutually resolve any disputed amounts.

     Furthermore, it is both parties intention that all Agreement components and incentives stand on their own; there will be no [***] incentives, rebates, or performance measurements (Warehouse Logistics Program, Pharmacy Site Incentive, [***] Wrap Around Rebate, etc.).

     SECTION 4. PAYMENT TERMS.

     (a) Store Rx Purchases and Store Other Purchases. CVS will cause Cardinal to receive payment in full and remittance by automated clearinghouse ("ACH") for all Store Rx Purchases and Store Other Purchases according to the schedule set forth in the Section 4 Disclosure Schedule subject to the terms and conditions of this Agreement.

     (b) Brokerage Purchases. CVS will cause Cardinal to receive payment in full by ACH for all Brokerage Purchases according to the schedule set forth in the Section 4 Disclosure Schedule subject to the terms and conditions of this Agreement.


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     (c) Automated Clearinghouse. All payments made by CVS to Cardinal under this Agreement will be made via ACH, to a financial institution designated by Cardinal, so as to provide Cardinal with good funds immediately available to Cardinal on the date such payment is due according to the schedule set forth in the Section 4 Disclosure Schedule. In the event that ACH is temporarily interrupted or cannot be utilized, CVS and Cardinal will seek alternative payment methods to ensure that Cardinal receives good funds as soon as practical. To the extent that a specific payment is unnecessarily delayed due to an issue with the ACH, CVS agrees to work with Cardinal to make such payment as expeditiously as possible. As indicated in
     Section 4 Disclosure Schedule, CVS and Cardinal may mutually agree to a payment arrangement that is reflective of a change in normal terms to accommodate for late payment due to the fact that the ACH was temporarily interrupted or could not be utilized.

     (d) Generally. If Cardinal reasonably believes that CVS has suffered a material adverse effect with respect to its financial position, then Cardinal has the right to request that CVS provide it with information within [***] ([***]) business day from the date CVS receives the request (i.e., if CVS receives Cardinal's request at 3:00 p.m. Monday, the information will be provided no later than [***]) that further describes or refutes (as applicable), in reasonable detail, such material adverse effect, and that may resolve any such concerns raised by Cardinal. In addition, CVS agrees to promptly notify Cardinal in the event CVS has suffered a material adverse effect with respect to its financial position, including, but not limited to an acceleration event under its credit facilities. If Cardinal has requested such information or CVS has notified Cardinal as set forth above and Cardinal and CVS cannot promptly resolve any such issues pursuant to a reasonable solution, then Cardinal may (i) limit CVS' daily purchases thereafter to the [***] of CVS' Qualified Purchases during the immediately preceding [***] ([***]) day period; (ii) modify payment terms, and (iii) in the event that CVS is in Payment Default (as defined below), give CVS notice of the amount of required payment under this Agreement by 10:00 a.m. Eastern Standard Time on a business day and require CVS to wire electronic confirmation of payment of such amount by non-refundable wire transfer by 2:00 p.m. Eastern Standard Time on the [***] business [***]. As used within this paragraph, a "PAYMENT DEFAULT" shall mean a circumstance where CVS has failed to cause Cardinal to receive payment when due. If any of the foregoing actions are taken by Cardinal, the parties will meet every approximate [***] ([***]) days following the execution of such action to review CVS' financial condition, and to reasonably consider reinstating the payment terms which were in effect prior to execution of such action. If any of the foregoing actions are taken by Cardinal, then CVS may choose to terminate this Agreement with [***] ([***]) days written notice if it finds Cardinal's proposed terms unacceptable. If the Agreement is terminated pursuant to this Section 4(d), the Agreement shall remain in effect without modification (unless mutually agreed upon in writing by the parties) until expiration of the [***] ([***]) day notice period.


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     If CVS reasonably believes that Cardinal has suffered a material adverse effect with respect to its financial position that has materially, adversely affected (or will imminently materially, adversely affect) Cardinal's ability to perform any term or condition of this Agreement or Cardinal's ability to pay amounts due CVS, then CVS has the right to request that Cardinal provide it with information within [***] ([***]) business day from the date Cardinal receives the request (i.e., if Cardinal receives CVS' request at 3:00 p.m. Monday, the information will be provided no later than [***]) that further describes or refutes (as applicable), in reasonable detail, such material adverse effect, and that may resolve any such concerns raised by CVS. In addition, Cardinal agrees to promptly notify CVS in the event Cardinal believes it has suffered, or will imminently suffer a material adverse effect with respect to its financial position, including an acceleration event under its credit facilities, that has materially, adversely effected (or will imminently materially, adversely affect) Cardinal's ability to perform any term or condition of this Agreement, or Cardinal's ability to pay amounts due CVS. If CVS has requested such information or Cardinal has notified CVS as set forth above, then CVS may (i) accelerate payment of any [***] or any amounts due CVS,
     (ii) modify payment terms, and (iii) in the event that Cardinal is in Payment Default (as defined below), give Cardinal notice of the amount of required payment under this Agreement by 10:00 a.m. Eastern Standard Time on a business day and require Cardinal to wire electronic confirmation of payment of such amount by non-refundable wire transfer by 2:00 p.m. Eastern Standard Time on the same business day. As used within this paragraph, a "PAYMENT DEFAULT" shall mean a circumstance where Cardinal has failed to cause CVS to receive payment when due. If any of the foregoing actions are taken by CVS, the parties will meet every approximate [***] ([***]) days following the execution of such action to review Cardinal's financial condition, and to reasonably consider reinstating the payment terms which were in effect prior to execution of such action. If any of the foregoing actions are taken by CVS, then Cardinal may choose to terminate this Agreement with [***] ([***]) days written notice if it finds CVS' proposed terms unacceptable. If the Agreement is terminated pursuant to this Section 4(d), the Agreement shall remain in effect without modification (unless mutually agreed upon in writing by the parties) until expiration of the [***] ([***]) day notice period.

     (e) Unconditional Guaranty. As an inducement for Cardinal to supply Merchandise and provide services to the subsidiaries and affiliates of CVS, whether existing now or in the future, CVS Corporation guarantees to Cardinal the punctual and full payment (and not merely the ultimate collectablility) of all undisputed sums due from CVS to Cardinal under this Agreement.

     SECTION 5. DELIVERY/ORDER SUBMISSION PROCEDURES. Cardinal will deliver the Merchandise F.O.B. to the Pharmacies and exercise its good faith efforts to provide an efficient delivery schedule designed to meet the mutual needs of Cardinal and the Pharmacies. All deliveries will be accompanied by an invoice and all delivery costs (not including emergency deliveries) absorbed by Cardinal. Cardinal will deliver Merchandise to each Pharmacy [***] ([***]) days per week ([***] through [***], except Pharmacies


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located outside of the continental United States or other Pharmacies mutually agreed upon by the parties from time to time) as mutually agreed upon by both parties (exclusive of holidays, etc.). Any additional deliveries will constitute emergency deliveries, which if required, will incur a separate delivery charge at Cardinal's cost for such deliveries. Delivery schedules and purchase order deadlines may be reviewed and changed from time to time as mutually agreed upon by Cardinal and CVS. Delivery of Brokerage Purchases will be subject to the terms and conditions set forth in the Section 2(b) Disclosure Schedule.

The Pharmacies will submit all orders, except for orders for Schedule II drugs, for all Merchandise to Cardinal via Telxon units (to be provided by Cardinal) or other mutually agreed upon method. Any such equipment supplied by Cardinal will be returned to Cardinal by CVS upon the expiration or termination of this Agreement for any reason, or upon Cardinal's request, if in Cardinal's reasonable discretion, Cardinal's proprietary rights are threatened. In the event that electronic order entry is temporarily interrupted for reasons beyond the control of CVS or Cardinal, CVS may place orders manually and both parties will use reasonable efforts to rectify the problem.

DEA Form 222 may be mailed, given to the delivery driver to be delivered to the applicable Cardinal distribution center, or other mutually agreed upon method.
Schedule II orders will be delivered within [***] ([***]) business [***] of Cardinal's receipt of the signed original DEA Form 222. CVS acknowledges that if CVS gives the DEA Form 222s to the delivery driver, such forms will not be received by Cardinal until such time that the delivery driver physically delivers the DEA Form 222 to the applicable Cardinal distribution center. Notwithstanding the foregoing, no Schedule II orders will be delivered other than in compliance with DEA regulations.

Additionally, CII orders must be shipped [***]% complete and courier must be [***] when order is received and checked in by CVS, CVS reserves the right to refuse any CII order that contains any shipping errors.

     SECTION 6. OTHER SERVICES.

     (a) CardinalCHOICE-HQ(TM). Cardinal will license [***] ([***]) CardinalCHOICE-HQ(TM) software systems to CVS' headquarters on the terms set forth in the Section 6(a) Disclosure Schedule. Such licensing will be pursuant to the terms and conditions of Cardinal's standard software license agreement for such software. In addition, Cardinal will provide CVS with the related hardware as described in the Section 6(a) Disclosure Schedule, pursuant to Cardinal's standard hardware purchase agreement. Cardinal will make available to all CVS locations (Pharmacies, CVS Pharmacy DCs, and support locations) access to Cardinal.com.

     (b) Management Information Services. Cardinal will provide to CVS those programs and services described in the Base Service Package set forth in
     Section 6(b) Disclosure Schedule on the terms and conditions described in that schedule.


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     (c) RAPIDistribution(SM). Cardinal will make available to the Pharmacies participation in Cardinal's RAPIDistribution(SM) program, pursuant to the standard terms of that program.

     (d) Employees.

          (i) CVS will engage a Pharmacy DSD employee with the necessary skill set to act as a liaison between Cardinal and CVS. During the term of this Agreement and for a [***] ([***]) year period thereafter, Cardinal will not directly or indirectly employ, engage, or otherwise solicit for employment or engagement such employee, or induce or encourage such employee to terminate or otherwise modify such employee's relationship with CVS. Furthermore, Cardinal will provide CVS with [***] as detailed in Section 6(d) Disclosure Schedules. The CVS Employee shall keep any and all information disclosed by Cardinal confidential pursuant to Section 17.

          (ii) Cardinal will also engage a Pharmacy employee with the necessary skill set to act as a liaison between Cardinal and CVS and work on matters related to this Agreement. This employee will travel to CVS on a [***] basis and perform his/her duties at the CVS Support Center [***] ([***]) business days per [***] on average. CVS and Cardinal will mutually agree on the appropriate candidate to fill this position as it becomes necessary from time to time. During the term of this Agreement and for a [***] ([***]) year period thereafter, CVS will not directly or indirectly employ, engage, or otherwise solicit for employment or engagement such employee, or induce or encourage such employee to terminate or otherwise modify such employee's relationship with Cardinal. The Cardinal Employee shall keep any and all information disclosed by CVS confidential pursuant to Section 17.

     (e) ProfitPak(R). CVS will participate in the ProfitPak(R) program as it relates to CVS' Authorized Repack Portfolio as amended from time to time, with CVS customized substitution logic, as more fully described in the Section 6(e) Disclosure Schedule.

     SECTION 7 CVS GENERIC FORMULARY AND CARDINALSOURCE(SM) PROGRAM.

     (a) Cardinal understands that CVS has established a preferred list of generic Rx Products, which includes items CVS stocks in the CVS Pharmacy DCs and certain other products as CVS designates (the "CVS GENERIC FORMULARY"). Whenever a Pharmacy orders a generic product Cardinal will automatically substitute the corresponding CVS Generic Formulary item if applicable. Generic product shall be defined as a multi-source drug as detailed by First Data Bank's (FDB) NDDF Plus(TM) data dictionary. A generic drug will have the following values assigned to the NDC level by
     FDB:

          -    Generic Indicator (GI) [***] (multiple source product)


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          -    Generic Price Indicator (GPI) [***] (product priced as a generic)

     All drug products classified with a GI [***] and a GPI [***] will be considered generic drugs. In the event CVS, for substitution purposes, decides to elect certain items as brand or generic, contrary to what the result from FDB is; CVS will furnish Cardinal with notification and the drug shall be coded as instructed by CVS.

     Cardinal will regularly update its files to ensure all generic classification criteria set forth above is refreshed expeditiously to ensure generic classification criteria reflects current marketplace conditions.

     As stated above, whenever a Pharmacy orders a generic product Cardinal will automatically substitute to the corresponding CVS Generic Formulary item if applicable. Substitution will be based on the five (5) digit GCN as defined by FDB or as specifically directed by CVS. In addition, the program will ensure the formulary package size is shipped to the store in a quantity [***] or [***] the ordered quantity, unless otherwise specifically directed by CVS.

     For example; if a Pharmacy orders [***] ([***]) units of an off-formulary item with a package size of [***] for which there is a corresponding CVS Formulary item with a package size of [***], then the program will ensure the total quantity shipped to the Pharmacy is [***] or [***] the ordered quantity, in this case [***] ([***]) unit of the CVS Formulary item in the [***]-package size. CVS' required substitution logic is further defined in
     Section 7(a) Disclosure Schedule.

     CVS will have the ability to designate certain items, at the GCN or NDC level, to be excluded from package size substitution. For example, items that are available and used in large package sizes (i.e. one pound topical creams). Although the CVS Formulary may have corresponding items in smaller package sizes (i.e. 15 grams), CVS would require the original package size ordered to be shipped. CVS may put any item it deems appropriate on this exclusion. In addition, all package sizes should be consistent for metric sizes (i.e., one pint equal to 473 or 480 ml, 1 ounce equal to 28.4 or 30.0 grams). Due to regulatory issues surrounding Schedule II (CIIs) these items will be excluded from package size substitution.

     Cardinal will also allow CVS the ability to adjust (up or down) the quantity shipped to the Pharmacies. This adjustment will be made at an NDC level based on a predetermined Threshold Quantity (as defined below) and adjustment percentage. Both the Threshold Quantity and adjustment percentage can be set to [***]. The "THRESHOLD QUANTITY" (both CVS and Cardinal agree that the Threshold Quantity functionality will be made available to CVS no later than November 1, 2004) will be a minimum quantity that must be surpassed in order for the adjustment percentage to be applied. If the Threshold Quantity is not exceeded, the item should be shipped as ordered. The adjustment percentage will only be applied to that portion of the quantity ordered which exceeds the Threshold Quantity. Once the adjustment percentage is applied and rounded up to


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     the nearest whole unit, the result should be added to the Threshold
     Quantity to determine final shipment quantity.

     For example, if CVS chooses to adjust orders for NDC 55555-4444-22 by [***]% subject to a Threshold Quantity of [***] ([***]) bottle and if it is determined based on the substitution program that NDC 55555-4444-22 should be shipped in a quantity of [***] ([***]) units, then the quantity in excess of the Threshold Quantity ([***]), will be subject to a [***]% adjustment percentage ([***]) and be rounded up to the nearest whole unit ([***]). The adjusted quantity [***] ([***]) will be added to the Threshold Quantity [***] ([***]), to determine final quantity to be shipped [***] ([***]). The adjustment percentage will be allowed to exceed [***]% to any level CVS deems appropriate.

     If the item ordered does not have a corresponding item on the CVS Formulary or if the item is unavailable, Cardinal will automatically substitute such item with the corresponding generic product, if any, from the CardinalSOURCE(SM) generic formulary (the "CARDINAL GENERIC FORMULARY") in the original package size ordered.

     In the event that the Cardinal Generic Formulary item is out-of-stock, then Cardinal will automatically substitute the item with the [***] corresponding item under the second tier CVS generic formulary (the "SECONDARY CVS GENERIC FORMULARY") in the original package size ordered. If a corresponding item is not available on the Secondary CVS Generic Formulary, Cardinal will ship the item as it was ordered. Notwithstanding anything in the foregoing to the contrary, CVS reserves the right to [***] Cardinal from substituting certain items and/or order methods from the Cardinal Generic Formulary and Secondary CVS Generic Formulary for corresponding items on the CVS Generic Formulary.

     CVS has provided Cardinal with a list of items on CVS' Generic Formulary as of January 1, 2004 (the date of this Agreement). As items on the CVS Generic Formulary change from time to time, CVS will provide Cardinal with electronic notice of such changes including the proposed effective date of such change. As it pertains to Cardinal non-previously stocked items only, Cardinal will ensure best efforts are made to stock, and have available for Pharmacies to order within fourteen (14) days of receipt of such notice. In the event that Cardinal's inventory level of any product being deleted from the CVS Generic Formulary [***] the amount anticipated to be purchased by CVS prior to CVS' proposed effective date of such deletion and the Rx Product is not on CardinalSOURCE(SM) or another of Cardinal's retail chain generic programs, then Cardinal will notify CVS of such situation and Cardinal and CVS will mutually agree upon the adjusted effective date of such deletion. In addition, CVS will provide Cardinal on a monthly basis, in an acceptable file format, with a list setting forth all items on CVS' Generic Formulary as of the end of the previous month. Cardinal will use the information on such files to verify its records of CVS' Generic Formulary and notify CVS of any discrepancies so that such discrepancies may be reconciled and corrected.


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     Cardinal will have the ability to perform package size substitution for branded items upon request by CVS. Branded items are defined as items for which either the GI or GPI indicators in FDB are not [***]. This definition specifically excludes items for which Cardinal has been notified by CVS to designate in a manner regardless of the GI or GPI indicators. In cases where an existing Rx Product's formulation is altered or changed and a new formulation is introduced, Cardinal will seek approval from CVS prior to any substitution to said new item.

     Cardinal will accommodate the [***] of inventory for CVS' [***] upon request by CVS on an item-by-item basis.

     CVS may in the future decide to institute an [***] program similar to the [***]. Cardinal will support any [***] program as designed by CVS. [***] will be based entirely on the FDB classification for Rx and OTC as well as brand and generic.

     Any and all data and pricing (GCN, brand/generic indicator, package size, AWP, etc.) must be in accordance with the most recent First Data Bank data that is available. Cardinal proprietary and specific data elements and pricing will not be passed to CVS. CVS may instruct Cardinal to override any FDB classification, specifically as it relates to generic indicator.

     (b) CVS will be entitled to a [***] (in the form of a [***]) based on the [***] of [***] Rx Products purchased by the Pharmacies as described in the
     Section 7(b) Disclosure Schedule.

     SECTION 8. CONTRACT ADMINISTRATION.

Cardinal will recognize and administer supplier contracts between CVS and any manufacturer or supplier ("MANUFACTURER CONTRACTS") subject to their continued validity in accordance with applicable laws and subject to such credit considerations concerning the applicable manufacturer as Cardinal may reasonably consider appropriate. Notwithstanding the foregoing, Cardinal's decision not to recognize and administer a Manufacturer Contract, shall not excuse Cardinal from complying with the service level detailed in Section 9 Disclosure Schedule or extending the applicable manufacturer's pricing to CVS (i.e., CVS to be financially kept whole). Cardinal will begin recognizing and administering each new Manufacturer Contract, renewal, or replacement within the later of: (i) [***] ([***]) business days after Cardinal has received a copy of the new Manufacturer Contract, renewal or replacement from CVS, or (ii) the effective date of the new Manufacturer Contract, renewal or replacement. Manufacturer Contracts received by Cardinal directly from the manufacturer or supplier must be forwarded to CVS within [***] ([***]) hours for CVS' written approval prior to being administered.

     SECTION 9. SERVICE LEVEL.

Cardinal will provide CVS with the service levels described in the Section 9 Disclosure Schedule and Section 2(b) Disclosure Schedules.

     SECTION 10. RETURNED GOODS POLICY.

     (a) Cardinal will accept returns from the Pharmacies in accordance with the returns process as detailed in Section 10(a) Disclosure Schedule. Set forth in the Section 2(b) Disclosure Schedule is the return process for Brokerage Purchases.

     (b) As it relates to non-merchantable pharmaceutical returns (expired, damaged, recalls, etc) CVS and Cardinal will work in accordance with the returns process set forth in the Section 10(b) Disclosure Schedule.

     (c) As it relates to Unfit Rx Product, CVS shall use commercially reasonable efforts to immediately return all Unfit Rx Product (whether alleged or verified) to Cardinal for full credit. Cardinal will [***] reimburse CVS at CVS' [***] for any and all Unfit Rx Product returned to Cardinal by CVS and all other [***] incurred by CVS as it pertains to Unfit Rx Product and Cardinal's instructions related to Unfit Rx Product.

     SECTION 11. TERM.

     (a) The term of this Agreement will begin on January 1, 2004 (the "COMMENCEMENT DATE"), and will continue for fifty-four (54) months thereafter (the "INITIAL Term"). This Agreement may be renewed for successive renewal periods of one (1) year each upon mutual written agreement of the parties. In the event either party desires not to renew the Agreement at the expiration of the Initial Term or any renewal term, that party shall provide the other party with at least ninety (90) days written notice prior to the expiration of the then current term. In the event such notification is not provided with at least the ninety (90) day notice or if no notice is given, the then current term shall be extended for a period of ninety (90) days after the expiration of such term to provide for an adequate transition period. Any reference in this Agreement to the "term of this Agreement" will include the Initial Term and any renewal term.

     (b) Either party may effect an early termination of this Agreement for cause by giving written notice to the other party, provided such party has first given written notice to the other party of the occurrence of a material breach of this Agreement (which notice will specify the nature of such breach) and the other party has failed to cure such breach within sixty (60) days following its receipt of such notice or, in the event such breach is not capable of being cured in such sixty (60) day period, the breaching party's failure to diligently prosecute such cure thereafter. Notwithstanding the foregoing, any failure to make any payment when due under this Agreement or any failure by the other party to perform as described within this Agreement which negatively impacts the other party's ability to perform their respective business functions, such period in which to cure will be reduced to ten (10) days.

     (c) Either party will have the right to terminate this Agreement upon notice to the other party following the commencement of any bankruptcy or insolvency proceeding (whether voluntary or involuntary) with respect to such other party or its assets, the general assignment for the benefit of creditors by such other party, or the appointment of a receiver, trustee, or liquidator by or for such other party.

     (d) CVS' and Cardinal's payment obligations to each other which have accrued to date of termination or expiration will survive termination or expiration of this Agreement as shall all other obligations which by their nature extend beyond the term of the agreement, including but not limited to the obligation in Sections 16, 17, and 18. CVS and Cardinal will mutually agree on the transition of services provided by the other.

     (e) Upon termination of this Agreement for any reason, CVS' rights as a licensee of CardinalCHOICE-HQ(TM) software and other Cardinal software will automatically expire, and CVS will (upon request) promptly return such software and any related hardware not purchased by CVS to a return location specified by Cardinal. Upon termination of this Agreement for any reason, Cardinal will use its reasonable efforts to provide CVS with access to CVS' historical purchase data.

     (f) This Agreement will supersede and replace that certain Wholesale Supply Agreement dated August 16, 2000 by and between Cardinal and CVS (the "ORIGINAL Agreement"), and all extensions thereof. Upon commencement of this Agreement, the Original Agreement will terminate and be of no further force or effect whatsoever.

     (g) For purposes of this Agreement the term "PROGRAM YEAR" means the twelve
     (12) month period beginning on January 1st and ending on December 31st, except for the final Program Year, which will be a six (6) month period beginning January 1st and ending June 30th of 2008.

     (h) In addition to all other termination rights set forth in this Agreement, either party shall have the right to terminate this Agreement for no cause with ninety (90) days advance written notice subject to a termination fee as described in the Section 11(h) Disclosure Schedule.

     SECTION 12. WAREHOUSE LOGISTICS PROGRAM.

CVS and Cardinal will implement a Warehouse Logistics Program ("WLP") as described in the Section 12 Disclosure Schedule.

     SECTION 13. NOTICES.

All notices required or permitted under this Agreement will be in writing to the other party at the address set forth below (or such other address as that party may give to the other party by written notice hereunder) and will be deemed given (a) if delivered personally (including by overnight express or messenger), upon delivery, (b) if delivered by first class, registered or certified mail (return receipt requested), upon the earlier of actual delivery or three (3) days after being mailed, or (c) if given by telecopy, upon confirmation of receipt of automatic transmission report.

     If to:

     CVS Pharmacy, INC.             CARDINAL HEALTH

     One CVS Drive                  7000 Cardinal Place
     Woonsocket, RI 02895           Dublin, Ohio 43017
     Attn: Vice President,          Attn: Senior Vice President,
           Pharmacy Merchandising         Retail Sales and Marketing
     Telecopy: (401) 769-9473       Telecopy: (614) 757-8787

     with copy to:                  with copy to:

     General Counsel                Chief Legal Officer at the same address
     at the same address            Telecopy: (614) 757-8919
     Telecopy: (401) 765-7887

     SECTION 14. TAXES/COMPLIANCE WITH LAWS.

CVS will pay when due any sales, use, excise, gross receipts, or other federal, state, or local taxes or other assessments (other than any tax based solely on the net income of Cardinal) and related interest and penalties in connection with or arising out of the transactions contemplated by this Agreement. If Cardinal pays any such amounts which CVS is obligated to pay under this section, then CVS will promptly reimburse Cardinal in an amount equal to the amount so paid by Cardinal. If CVS pays any such amounts which Cardinal is obligated to pay under this section, then Cardinal will promptly reimburse CVS in an amount equal to the amount so paid by CVS.

If and to the extent any discounts, credits, rebates or other purchase incentives are paid or applied by Cardinal with respect to the Merchandise and/or Brokerage Purchases purchased under this Agreement, then applicable provisions of the Medicare/Medicaid and state health care fraud and abuse/anti-kickback laws (collectively, "fraud and abuse laws") may require disclosure of the applicable price reduction on CVS' claim or cost reports for reimbursement from governmental or other third parties. CVS agrees to comply with all applicable provisions of the fraud and abuse laws and to indemnify and hold Cardinal harmless for any failure on CVS' part to do so.

CVS will certify to Cardinal that all of the Pharmacies are properly and completely licensed in compliance with all applicable state and federal laws, regulations, rules and orders. Such certification will be provided in the form of a schedule listing all of the Pharmacies, and their respective state and federal license numbers and expiration dates. CVS will provide Cardinal with an updated good faith schedule no later than the twenty-fifth (25th) day of each month which will include information for the following month.

     SECTION 15. FORCE MAJEURE.

One or more of Cardinal's or CVS' obligations under this Agreement will be excused if, but only if, and to the extent that any delay or failure to perform such obligations is due to fire or other casualty, validated (by Cardinal and CVS) product or material shortages, strikes or labor disputes, transportation delays, validated (by Cardinal and CVS) manufacturer out-of-stocks or delivery disruptions, acts of God, validated (by Cardinal and CVS)seasonal supply disruptions, or other causes beyond the reasonable control of Cardinal or CVS (a "FORCE MAJEURE EVENT"). During the period of any such delay or failure, CVS may purchase the Primary Wholesale Requirements for the affected Pharmacies or CVS Pharmacy DCs from others, but will recommence purchasing from Cardinal within a reasonable amount of time following cessation of such delay or failure. The Pharmacy Minimum Volume Requirement as set forth in the Section 3(a) Disclosure Schedule shall be reduced by the amounts that the affected Pharmacies are required to purchase from others due to the event of force majeure.

     SECTION 16. RECORDS AND AUDIT.

     (a) Cardinal will maintain records pertaining to the Merchandise purchased by CVS under this Agreement as required by applicable federal, state and local laws, rules and regulations. Not more than [***] in any [***] ([***]) month period, and following [***] ([***]) days' advance written notice to Cardinal, or as required by administrative ruling or court order, CVS will have the right to appoint one or more of its agents or employees to review those relevant records applicable to its pharmaceutical purchases for the sole purpose of verifying compliance with the pricing terms of this Agreement or compliance with any other material terms of this Agreement. Any such review will be limited to [***] ([***]) months of historical information as of the date such review begins, except if Cardinal is required by applicable law to maintain records pertaining to the Merchandise purchased by CVS under this Agreement for a period longer than [***] ([***]) months, then Cardinal will also allow CVS to access such information. The information will be subject to a confidentiality agreement prepared by Cardinal and CVS and signed by CVS and its employee(s) and agent(s) who will have access to the information prior to beginning the review. Notwithstanding the foregoing, CVS may only appoint agents who are employees of one of the top national accounting firms, as may be deemed reasonably acceptable to Cardinal and CVS. Further, with respect to contracts between Cardinal and certain manufacturers which must remain confidential pursuant to a contractual provision, CVS may only review records relating to such contracts through an employee of one of the top national accounting firms deemed reasonably acceptable to Cardinal (i.e., not a CVS employee) to verify compliance with the pricing terms of such contracts. Such accounting firm may confirm to CVS that Cardinal has (or has not) complied with the pricing terms of such contracts, but may not (and will not) otherwise disclose to CVS the confidential information.

     (b) CVS will maintain records pertaining to the Merchandise purchased all Pharmacies and CVS Pharmacy DCs, whether now or hereafter owned, managed or operated by CVS, under this Agreement as required by applicable federal, state and local laws, rules and regulations. Not more than [***] in any [***] ([***]) month period, or as required by administrative ruling or court order, and following thirty (30) days' advance written notice to CVS, Cardinal will have the right to appoint one or more of its employees or agents to review those relevant records applicable to such purchases of Rx Products for the sole purposes of verifying that each CVS Pharmacy DC is purchasing its Primary Wholesale Requirements of Brokerage Purchases from Cardinal, as further described in the Section 2(a) Disclosure Schedule or compliance with any other material terms of this Agreement. Any such review will be limited to [***] ([***]) months of historical information as of the date such review begins, except if CVS is required by applicable law to maintain records pertaining to the Merchandise purchased by CVS under this Agreement for a period longer than [***] ([***]) months, then CVS will allow Cardinal to access such information also. The information will be subject to a confidentiality agreement prepared by CVS and Cardinal and signed by Cardinal and its employee(s) and agent(s) who will have access to the information prior to beginning the review. Notwithstanding the foregoing, Cardinal may only appoint agents who are employees of one of the top national accounting firms, as may be deemed reasonably acceptable to CVS and Cardinal. Further, with respect to contracts between CVS and certain manufacturers which must remain confidential pursuant to a contractual provision, Cardinal may only review records relating to such contracts through an employee of one of the top national accounting firms deemed reasonably acceptable to CVS (i.e., not a Cardinal employee) to verify compliance with the terms of such contracts. Such accounting firm may confirm to Cardinal that CVS terms of this Agreement, but may not (and will not) otherwise disclose to Cardinal the confidential information.

     SECTION 17. CONFIDENTIALITY.

Each party acknowledges that as a result of this Agreement, that party and its employees and agents, will learn confidential information of the other party (including, but not limited to, the information Cardinal provides to CVS pursuant to the Warehouse Logistics Program set forth in the Section 12 Disclosure Schedule). Neither party will disclose any confidential information of the other party to any person or entity, or use, or permit any person or entity to use, any of such confidential information, excepting only: (a) disclosures on a confidential basis to and use by the directors, officers, employees, and agents of that party who have a reasonable need to know such information in connection with that party's performance of this Agreement, (b) disclosures which are required by law, as reasonably determined by that party or its legal counsel, (c) disclosures which are made on a confidential basis to that party's attorneys, accountants, and other professional advisors in connection with matters relating to this Agreement, (d) information which is or becomes available to the other party on a non-confidential basis from a source entitled to disclose it on a non-confidential basis, (e) information that is or becomes generally available to the public or within the industry to which such information relates other than as a result of disclosure by the other party or its representatives, and (f) routine disclosures to IMS/DDD or similar organizations consistent with past practices, so long as confidential information regarding CVS is provided only on an aggregate or "blinded" basis and not identified specifically as CVS information other than as otherwise contemplated or described in this Agreement. The specific material terms of this Agreement will be deemed to be confidential information of each party. Each party will be responsible for any breach of this confidentiality provision by its representatives.

The obligations of confidentiality hereunder will survive the termination of this Agreement for a period of two (2) years. Upon termination of this Agreement (for any reason) each party will promptly: (i) return to the other party all documentation and other materials (including copies of original documentation or other materials) containing any confidential information of the other party; or
(ii) certify to the other party, pursuant to a certificate in form and substance reasonably satisfactory to the other party, as to the destruction of all such documentation and other materials. Notwithstanding the foregoing, each party may keep one copy of any documentation containing confidential information of the other party, provided that such copy will be retained and used solely by the legal department of that party.

     SECTION 18. INDEMNITY.

Cardinal will indemnify and hold harmless CVS and all future parent corporations, subsidiaries and affiliates and each of their officers, directors, employees and representatives (collectively referred to in this paragraph as CVS) from and against those claims, damages or liabilities (including expenses and attorneys fees)(exclusive of any incidental damages, which are defined as claims, damages and liabilities associated with or related to actual damages but are in excess of repayment for actual losses, and exclusive of any consequential damages, which are defined as claims, damages and liabilities that do not flow directly and immediately from an act that would require indemnification hereunder but that result indirectly from such an act) directly attributable to Cardinal's negligence or wrongdoing or the failure of Cardinal to properly store, handle or distribute Merchandise in accordance with this Agreement or in accordance with applicable law, it being understood, however, that Cardinal is not the manufacturer of the Merchandise and that no indemnification of any type is being provided other than as specifically stated in this paragraph. In addition, Cardinal will transfer to CVS (on a non-exclusive basis) any representations, warranties and indemnities made by the manufacturers of the Merchandise to the extent that such representations, warranties and indemnities are assignable by Cardinal, and will cooperate with all reasonable requests made by CVS to enforce such representations, warranties and indemnities against such manufacturers. Notwithstanding anything to the contrary herein, Cardinal reserves its own rights under such representations, warranties and indemnities made by such manufacturers and the remedies available to it for any breach of such representations, warranties and indemnities by the manufacturers.

CVS will indemnify and hold harmless Cardinal and all future parent corporations, subsidiaries and affiliates and each of their officers, directors, employees and representatives (collectively referred to in this paragraph as Cardinal) from and against those claims, damages or liabilities (exclusive of any incidental damages, which are defined as claims, damages and liabilities associated with or related to actual damages but are in excess of repayment for actual losses, and exclusive of any consequential damages, which are defined as claims, damages and liabilities that do not flow directly and immediately from an act that would require indemnification hereunder but that result indirectly from such an act) directly attributable to CVS' negligence or wrongdoing, it being understood, however, that no indemnification of any type is being provided other than as specifically stated in this paragraph. The parties agree that neither CVS nor Cardinal will be obligated under this section 18 with respect to any claim that results solely from the negligence or intentional wrongdoing of the other party.

     SECTION 19. INSURANCE.

Cardinal and CVS agree to maintain the insurance as set forth in the Section 19 Disclosure Schedule.

     SECTION 20. ENTIRE AGREEMENT; SUCCESSORS.

This Agreement, together with the Disclosure Schedules referenced herein, constitutes the entire Agreement and understanding of the parties with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, proposals, and understandings between the parties relative to the subject matter hereof. Cardinal may delegate its rights and obligations to any corporation that is controlled by or under common control with Cardinal Health, Inc. and CVS may delegate its rights and obligations to any corporation that is controlled by or under common control with CVS Corporation, provided that in each such assignment by Cardinal or CVS the assignor will remain the primary obligor for all payment obligations. If all or substantially all of the stock or assets of CVS Corporation are acquired by an unrelated third party (which expressly excludes a merger where CVS Corporation is the surviving entity), then Cardinal may elect (but will not be required) to terminate this Agreement during the thirty (30) day period following such acquisition, by providing written notice to CVS of its intent to terminate sixty (60) days prior to the intended termination date. Further, if all or substantially all of the stock or assets of Cardinal Health, Inc. are acquired by an unrelated third party (which expressly excludes a merger where Cardinal Health, Inc. is the surviving entity), then CVS may elect (but will not be required) to terminate this Agreement during the thirty (30) day period following such acquisition, by providing written notice to Cardinal of its intent to terminate sixty (60) days prior to the intended termination date. This Agreement will be binding on, and inure to the benefit of, and be enforceable by and against the respective successors and assigns of each party to this Agreement.

     SECTION 21. AMENDMENTS.

No changes to this Agreement will be made or be binding on any party unless made in writing and signed by each party to this Agreement.

     SECTION 22. WAIVER.

Neither party's failure to enforce any provision of this Agreement will be considered a waiver of any future right to enforce such provision.

     SECTION 23. GOVERNING LAW.

This Agreement will be governed by the laws of the State of Ohio, without regard to choice of law principles.

     SECTION 24. RELATIONSHIP OF THE PARTIES.

The relationship of the parties is and will be that of independent contractors. This Agreement does not establish or create a partnership or joint venture among the parties.

     SECTION 25. SEVERABILITY.

The intention of the parties is to fully comply with all applicable laws and public policies, and this Agreement will be construed consistently with all such laws and policies to the extent possible. If and to the extent that a court of competent jurisdiction determines that it is impossible to so construe any provision of this Agreement and consequently holds that provision to be invalid, such holding will in no way affect the validity of the other provisions of this Agreement, which will remain in full force and effect.

     SECTION 26. ANNOUNCEMENTS.

CVS will not issue any press release or other public announcement, verbally or in writing, referring to Cardinal or any entity which is controlled by or under common control with Cardinal Health, Inc., without Cardinal's prior written consent and advice of counsel. CVS will provide Cardinal's Executive Vice President, Retail Sales and Marketing, 7000 Cardinal Place, Dublin, Ohio 43017, with a written copy of any such press release or other public announcement no less than seventy-two (72) hours prior to CVS' intent to issue such release or announcement. CVS is responsible for confirming in writing that Cardinal's Executive Vice President, Retail Sales and Marketing has received any such proposed press release. Any such press release or other public announcement proposed by CVS will be subject to Cardinal's revision and final approval. Nothing contained herein will limit the right of CVS to issue a press release if, in the opinion of CVS' counsel, such press release is required pursuant to state or federal securities laws, rules or regulations.

Cardinal will not issue any press release or other public announcement, verbally or in writing, referring to CVS or any entity which is controlled by or under common control with CVS Pharmacy, Inc., without CVS' prior written consent and advice of counsel. Cardinal will provide CVS' Vice President of Pharmacy Merchandising and Director of Corporate Communications, One CVS Drive, Woonsocket, Rhode Island 02895, with a written copy of any such press release or other public announcement no less than seventy-two (72) hours prior to Cardinal's intent to issue such release or announcement. Cardinal is responsible for confirming in writing that CVS' Vice President of Pharmacy Merchandising and Director of Corporate Communications has received any such proposed press release. Any such press release or other public announcement proposed by Cardinal will be subject to CVS' revision and final approval. Nothing contained herein will limit the right of Cardinal to issue a press release if, in the opinion of Cardinal's counsel, such press release is required pursuant to state or federal securities laws, rules or regulations.

     SECTION 27. AUTHORIZED SIGNATORIES.

All signatories to this Agreement represent that they are authorized by their respective companies to execute and deliver this Agreement on behalf of their respective companies, and to bind such companies to the terms herein.

Accepted and Agreed to by:

                                        Cardinal Health*


                                        By: /s/ Mark W. Parrish
                                            ------------------------------------
                                        Its: Group President
                                        Date: May 17, 2004


CVS Pharmacy, INC.


By: /s/ Matthew J. Leonard
    ------------------------------------
Its: VP Pharmacy Merchandising
Date: June 1, 2004


And with respect to Section 4(e) only:

CVS CORPORATION


By: /s/ Zeonon Lankowsky
    ------------------------------------
Its: Secretary
Date: 6/8/04

*The term "CARDINAL HEALTH" means the following pharmaceutical distribution companies: Cardinal Health 106, Inc. (formerly known as James W. Daly, Inc.), a Massachusetts corporation (Peabody, Massachusetts); Cardinal Health 103, Inc. (formerly known as Cardinal Southeast, Inc.), a Mississippi corporation (Madison, Mississippi); Cardinal Health 110, Inc. (formerly known as Whitmire Distribution Corporation), a Delaware corporation (Folsom, California) and any other subsidiary of Cardinal Health, Inc., an Ohio corporation ("CHI"), as may be designated by CHI.

                                                SECTION 1(A) DISCLOSURE SCHEDULE

           DETERMINATION OF PHARMACIES THAT WILL DESIGNATE CARDINAL AS
                    PRIMARY WHOLESALE PHARMACEUTICAL SUPPLIER

As of the Commencement Date, and throughout the term of this Agreement, CVS will designate Cardinal as primary wholesale pharmaceutical supplier to the Pharmacies existing as of January 1, 2004 plus or minus the organic growth related to these specific Pharmacies.

In the event CVS acquires by purchase, merger or other combination, a retail pharmacy (or multiple retail pharmacies) representing: (a) less than [***]% of CVS' Pharmacies as of January 1, 2004, then CVS will designate Cardinal as primary wholesale pharmaceutical supplier to such pharmacies pursuant to the terms and conditions of this Agreement in a timeframe so as not to compromise CVS' business operations; or (b) greater than or equal to [***]% of CVS' Pharmacies as of the January 1, 2004 (the date of this Agreement), then CVS may decide to award Cardinal any portion of said retail pharmacies at CVS' sole discretion (in which case Cardinal and CVS will meet to discuss the terms of said new business).

In no event will CVS be required to terminate any wholesaler agreement which may exist related to any retail pharmacies CVS acquires by purchase, merger or other combination.

DESIGNATED PHARMACY LIST.

Upon Cardinal's request, as often as quarterly, CVS will provide Cardinal with the Designated Pharmacy List. For each of the Pharmacies, CVS agrees that each such Pharmacy will purchase its Primary Wholesale Requirements of Store Rx Purchases from Cardinal, as further described in the Section 2(a) Disclosure Schedule.

                                                SECTION 1(B) DISCLOSURE SCHEDULE

                                  TOTAL DC LIST

CVS New York, Inc.            CVS D.S., Inc.
Three Berry Drive             10017 Kingston Pike
Lumberton, NJ 08048           Knoxville, TN 37922

CVS Pharmacy, Inc.            CVS IN Distribution, Inc.
150 Industrial Drive          7590 Empire Drive
North Smithfield, RI 02896    Indianapolis, IN 46219

CVS Texas Distribution L.P.
700 CVS Drive
Ennis, TX 75119
(expected open date TBD)

As CVS [***] additional [***] to support Pharmacies existing as of January 1, 2004 or additional Pharmacies related to the organic growth of the Pharmacies existing as of January 1, 2004, CVS will [***] such pharmacy [***] Cardinal as its/their [***] pursuant to the terms and conditions of this Agreement.

For each of the CVS Pharmacy DCs set forth above, CVS agrees that each such CVS Pharmacy DC will purchase its Primary Wholesale Requirements of Brokerage Purchases from Cardinal, as further described in the Section 2(a) Disclosure Schedule.

CVS will keep the Total DC List current and notify Cardinal of anticipated additions to or deletions from the Total DC List at least thirty (30) days prior to such addition or deletion. If such addition or deletion could not have been reasonably foreseen [***] ([***]) days in advance, CVS will notify Cardinal as soon as possible thereafter. In no event will Cardinal be required to service any CVS Pharmacy DC pursuant to the terms of this Agreement until [***] ([***]) days after CVS first notified Cardinal that the CVS Pharmacy DC would be added to the Total DC List. A CVS Pharmacy DC may only be deleted if it ceases operations.

If CVS acquires or opens an additional distribution center or centers in support of acquired retail pharmacies (acquired by purchase, merger or other combination), CVS may designate Cardinal as the primary wholesale pharmaceutical supplier to such distribution centers (in which case Cardinal and CVS will meet to discuss the terms of said new business) in a timeframe so as not to compromise CVS' business operations. In no event will CVS be required to terminate any wholesaler agreement which may exist related to acquired retail pharmacies.

                                                SECTION 2(A) DISCLOSURE SCHEDULE

                         PRIMARY WHOLESALE REQUIREMENTS

The term "PRIMARY WHOLESALE REQUIREMENTS" means:

     (a) with respect to the Pharmacies, Cardinal will be the [***] wholesale supplier of [***] Rx Products to such Pharmacies. Furthermore, CVS will meet or exceed the Pharmacy Minimum Volume Requirement (as described in the Section 3(a) Disclosure Schedule).

     (b) with respect to all of the CVS Pharmacy DCs, CVS will purchase from Cardinal [***] of Rx Products from indirect manufacturers as detailed in and subject to Section 12 Disclosure Schedule, excluding CVS' [***] and [***] purchases.

Notwithstanding anything in this Agreement to the contrary, CVS retains the right to purchase from any other source Rx Products which are unavailable from Cardinal.

                                                SECTION 2(B) DISCLOSURE SCHEDULE

            WAREHOUSE AND BROKERAGE PURCHASES -- TERMS AND CONDITIONS

A. ORDERING/DELIVERY.

All CVS purchase orders for [***] Products (except for [***] items) will be generated [***]. All orders referenced in this Section 2(b) Disclosure Schedule are intended to refer to orders generated [***]. All orders will be handled through [***] Department located at its corporate headquarters or such other departments designated by [***] from time to time. All references to Cardinal in this Section 2(b) Disclosure Schedule are to [***] or other such designated department. All orders will be generated by specified manufacturer and will include the NDC number, complete product description and to which CVS Pharmacy DC the product is designated to be shipped. Quantities ordered will meet manufacturer requirements for minimum and/or multiple case quantities and/or minimum order size. All orders will be subject to shipping restrictions, cut-backs, allocations, backorders, delays and other restrictions imposed by manufacturers from time to time.

Cardinal may, at its option, [***] a [***] related to the Warehouse Logistics Program described in Section 12 Disclosure Schedule with [***] from [***]. The price for such product from [***] will be equal to the [***] as of CVS' PO date. Within [***] ([***]) business days of receipt of the order for product, Cardinal will ship the product on a [***] ([***]) day per week basis to the CVS Pharmacy DC for which such order was made. Payment for such product [***] in its inventory will be due at the greater of; [***] ([***]) days or a mutually agreed upon number of days from invoice date (invoice date will equal ship date) (by specific [***] as may be agreed upon from time to time and detailed in Section 12 Disclosure Schedule). Cardinal will pass through to CVS any applicable manufacturer [***] with respect to warehouse and Brokerage Purchases subject to
Section 12 Disclosure Schedule.

B. RECEIVING AND SHIPPING DISCREPANCIES.

     1.   GENERALLY.

     In the event a discrepancy in quantity arises with respect to any shipment, the applicable CVS Pharmacy DC will notify Cardinal of the discrepancy within [***] ([***]) business days of the receipt date of the shipment, and will pay the undisputed amount of any such shipment, in accordance with the process for taking deductions set forth within this disclosure schedule. In turn, Cardinal may notify the supplier (if other than Cardinal) relative to the disputed quantity or pricing.

     If CVS [***] has a [***] with a manufacturer or supplier and CVS reasonably believes such manufacture or supplier [***] to CVS, then CVS will [***] to Cardinal in the amount of such [***]. Cardinal may, at its sole discretion, correspondingly [***] from [***] to such manufacturer or supplier. [***] and [***] will be responsible to maintain detailed support documentation for any [***] or [***] request and will make such documentation, upon request, available to the requesting party.

     [***] and [***] will not allow [***] if such [***] are not supported by detailed documentation.

     2.   CROSSDOCK, DROPSHIP, REPLENISHMENT WAREHOUSE DISCREPANCIES.

     A crossdock or dropship discrepancy is defined as one of the following scenarios:

 Shortage (Quantity)    Item quantity on Cardinal invoice is greater than the
                        quantity physically received by CVS Pharmacy DC

  Overage (Quantity)    Item quantity on Cardinal invoice is less than the
                        quantity physically received by CVS Pharmacy DC

Wrong Item (Quantity)   Cardinal invoices CVS for one item but CVS Pharmacy DC
                        physically receives a different item

     Short Dated        Cardinal invoices CVS for an item and CVS Pharmacy DC
      (Quantity)        physically receives the item but cannot receive the item
                        into its stock due to dating requirements [product
                        expected to have minimum of [***] months dating unless
                        pre-approved by ECR subject to Section 12 Disclosure
                        Schedule]

  Damaged (Quantity)    Cardinal invoices CVS for an item and CVS Pharmacy DC
                        physically receives the item but cannot receive the item
                        into its stock due to damage to the item

     Each CVS Pharmacy DC will provide the applicable Cardinal division with notice (i.e., via Warehouse Discrepancy Notification ("WDN"), which will be transmitted electronically or via facsimile) of all inbound receiving discrepancies between physical product and the accompanying packing list within [***] ([***]) business days of CVS' physical receipt of the product. The WDN must be transmitted directly to the designated Cardinal DC associate with a copy to Cardinal's Corporate Purchasing Department. Cardinal will use all reasonable efforts to respond to a WDN within [***] ([***]) business days of receipt of each such WDN. Cardinal and the CVS Pharmacy DCs will communicate the crossdock or dropship discrepancies and corresponding resolution to their respective accounting departments. CVS will process a [***] Cardinal (subject to Section 2(b) Disclosure Schedule) for the value of the discrepancy. Cardinal may request and CVS will provide additional written documentation in support of [***]. If Cardinal, through its own review, has documentation which refutes CVS' claim, then CVS and Cardinal shall review such documentation and any necessary adjustment will be made. Discrepancies that remain unresolved [***] ([***]) business days following the date of the WDN will be presented to senior management at both Cardinal and CVS, for resolution.

     3. CROSSDOCK, DROPSHIP, REPLENISHMENT ACCOUNTING DISCREPANCIES

     An accounting discrepancy is defined as one or more of the following scenarios:

 Shortage (quantity)    Item quantity on Cardinal invoice is greater than the
                        quantity physically received by CVS Pharmacy DC

  Overage (quantity)    Item quantity on Cardinal invoice is less than the
                        quantity physically received by CVS Pharmacy DC

Wrong item (quantity)   Cardinal invoices CVS for one item but CVS Pharmacy DC
                        physically receives a different item

     Short dated        Cardinal invoices CVS for an item and CVS Pharmacy DC
      (quantity)        physically received the item but cannot receive the item
                        into its stock due to dating requirements [product
                        expected to have minimum of [***] months dating unless
                        pre-approved by ECR subject to Section 12 Disclosure
                        Schedule]

  Damaged (quantity)    Cardinal invoices CVS for an item and CVS Pharmacy DC
                        physically receives the item but cannot receive the item
                        into its inventory due to damage to the item

       Pricing Cardinal's invoice price for an item is different than the price CVS reasonably understands it should pay for such item

      Due Dating        Cardinal's invoice reflects a due date that is different
                        from the date that CVS reasonably understands payment on
                        the invoice to be due

        Other Any discrepancy where CVS reasonably understands the payment amount to be different from the amount reflected on the Cardinal invoice

     CVS' corporate accounting department will provide Cardinal with notice of all accounting discrepancies on or before the payment due date for the applicable invoice. Prior to submitting such notice to Cardinal, CVS agrees to re-verify the CVS Pharmacy DC's claim of the accounting discrepancy. The written notice for accounting discrepancies will take the form of an accounting discrepancy notification which will be generated and provided to Cardinal by CVS' accounting department (the "ADN"). This ADN will include the purchase order number, items involved, quantities, amounts and nature of the exception. CVS will [***] due Cardinal (subject to Section 2(b) Disclosure Schedule) for the [***] of the discrepancy. Cardinal may request and CVS will provide additional written documentation in support of [***]. If Cardinal, through its own review, has documentation which refutes CVS' claim, then CVS and Cardinal shall review such documentation and any necessary adjustment will be made. Cardinal and CVS will use all reasonable efforts to resolve the accounting discrepancies within [***] ([***]) calendar days of receipt from CVS of the fully completed ADN. Discrepancies that remain unresolved [***] ([***]) business days following the date of the ADN will be presented to senior management at both Cardinal and CVS for resolution.

     4. WAREHOUSE RETURNS.

          A. CROSSDOCK VENDORS.

          CVS will return all product by reason of overage, wrong item, unapproved, short-dated or damage relating to replenishment crossdock and [***] (subject to Section 12 Disclosure Schedule) to the applicable Cardinal servicing division within [***]

     ([***]) business days of physical receipt of the product. CVS will label the product as a return, attach a completed WDN, and clearly reference the original shipment. CVS will [***] against future payment due Cardinal in the amount of the return subject to Section 2(b) Disclosure Schedule.

          B. DROPSHIP VENDORS.

     CVS will return all product by reason of overage, wrong item, unapproved, short-dated or damage relating to replenishment dropship and [***] dropship (subject to Section 12 Disclosure Schedule) directly to the manufacturer, within [***] ([***]) business days of physical receipt of the product. In addition, if CVS discovers a concealed short or damaged Merchandise relating to [***] of such [***] (that arises while such Merchandise is out of [***] physical [***]), then CVS will return such Merchandise directly to the manufacturer. CVS will provide the applicable Cardinal servicing division with a completed WDN. CVS will [***] future payment due Cardinal in the amount of the return subject to Section 2(b) Disclosure Schedule

          C. DIRECT VENDORS.

     CVS will return all product resulting from replenishment direct and [***] direct (subject to Section 12 Disclosure Schedule) shipment directly to the manufacturer. CVS [***] from amounts CVS owes Cardinal with respect to such replenishment direct or [***] direct returned product subject to Section 12 Disclosure Schedule.

     CVS will return all [***] (but not related to [***]) or damaged product to CVS' designated third party returned goods processor, or directly to the manufacturer or manufacturer's processor, as CVS elects.

     All other return scenarios will be handled on an exception basis with a process to be mutually agreed upon by both CVS and Cardinal.

C. CVS [***] (I.E., [***]) DISCREPANCIES.

     The following provisions apply to [***].

     1. [***] WAREHOUSE DISCREPANCIES.

          A warehouse discrepancy is defined as one of the following scenarios:

Shortage (Quantity)     Item is on [***] list but not physically received by
                        [***] [complete line or part of line item]

Overage (Quantity)      Item is physically received by [***] not on [***] list
                        [additional quantities to existing line item or new
                        item]

Wrong Item (Quantity)   [***] physically receives item different than item on
                        [***]

(Quantity)              [***] physically receives item from [***] that has less
                        than [***] product [***] subject to Section 12
                        Disclosure Schedule.

Damaged (Quantity)          [***] physically receives item damaged.

     [***] provide the applicable [***] with a WDN (transmitted by electronic method mutually agreed to by both locations) of all [***] receiving discrepancies between physical product and the accompanying [***] packing list. Cardinal will use its reasonable efforts to notify CVS within [***] ([***]) business days of physical receipt of product; however, in order to protect the service level to CVS, replenishment transactions will be first priority which could defer receipt of [***] shipments up to an additional [***] ([***]) business days (except for controlled substances, which Cardinal will prioritize and use its reasonable efforts to notify CVS [***] within [***] ([***]) business days). The WDN must be transmitted directly to the designated CVS Pharmacy DC associate with a copy to CVS' corporate purchasing department. CVS will use all reasonable efforts to respond to a WDN within [***] ([***]) business days of receipt of each such WDN; however, in order to prioritize business critical transactions such notification may be delayed, but not to exceed [***] ([***]) business days. Cardinal and the CVS Pharmacy DC's will communicate the warehouse discrepancies and corresponding resolution to their respective accounting departments. CVS will [***] against [***] due Cardinal (subject to Section 2(b) Disclosure Schedule) for the [***] of the discrepancy. Cardinal may request and CVS will provide additional written documentation in support of [***]. If Cardinal, through its own review, has documentation which refutes CVS' claim, then CVS and Cardinal shall review such documentation and any necessary adjustment will be made. Discrepancies that remain unresolved [***] ([***]) business days following the date of the WDN will be presented to senior management at CVS and Cardinal distribution centers, for resolution.

     2. [***] ACCOUNTING DISCREPANCIES.

          An accounting discrepancy is defined as one or more of the following scenarios:

Shortage (Quantity)     Item [***] list but not physically received by [***]
                        [complete line or part of line item]

Overage (Quantity)      Item is physically received [***] but not on [***] list
                        [additional quantities to existing line item or new
                        item]

Wrong Item (Quantity)   [***] physically receives item different than item on
                        [***] list

(Quantity)              [***] physically receives item from [***] that has less
                        than [***] months product dating subject to Section 12
                        Disclosure Schedule.

Damaged (Quantity)      [***] physically receives item damaged.

     As a result of the electronic notifications of a deductions (in an [***] format) created by CVS, Cardinal will produce a report detailing the accounting discrepancies that exist between the [***] taken by CVS and the merchandise [***] by Cardinal. Prior to submitting such accounting discrepancy report to CVS, Cardinal agrees to re-verify the Cardinal DC's claim of the accounting discrepancy. The electronic notice for accounting discrepancies will take the form of a standard exception report (in a form mutually agreed to by both Cardinal and CVS) which will be generated and transmitted to CVS electronically by Cardinal's Brokerage accounting department. The ADN must include the [***] packing list, items involved, quantities received by CVS, quantities shipped to Cardinal, pricing and nature of the exception. CVS will [***] against [***] due Cardinal (subject to Section 2(b) Disclosure Schedule) for the [***] of the discrepancy. Cardinal may request and CVS will provide additional written documentation in support of [***]. If Cardinal, through its own review, has documentation which refutes CVS' claim, then CVS and Cardinal shall review such documentation and any necessary adjustment will be made. Cardinal and CVS will use all reasonable efforts to resolve the accounting discrepancies within [***] ([***]) calendar days of receipt from CVS of the fully completed ADN. Discrepancies that remain unresolved [***] ([***]) business days following the date of the ADN will be presented to senior management at both Cardinal and CVS for resolution.

D. VERIFICATION PROCESS.

                            CARDINAL SHIPMENTS TO CVS

                             REPLENISHMENT CROSSDOCK

Shortage                 -    CVS to verify shortage by recounting inbound
                              shipment

                         - CVS to review discrepancy against receiving worksheet/manifest from Cardinal to confirm shortage not due to UOM issue

                         - CVS to check for merchandise on site but not received into system

                         - CVS to check for open receiving (overage receiving against different purchase order)

                         -    CVS to cycle count on hand inventory

                         -    CVS to review inventory adjustment records

                         - CVS to determine if shortage due to overage on other item

                         - Cardinal to review receiving worksheet/manifest for error

                         -    Cardinal to review vendor packing list/BOL

                         -    Cardinal to cycle count on hand inventory

                         -    Cardinal to review inventory adjustment records

Overage                  -    CVS to verify overage by recounting inbound
                              shipment

                         - CVS to review discrepancy against receiving worksheet/manifest from Cardinal to confirm overage not due to UOM issue

                         - CVS to determine if overage due to shortage on other item

                         - CVS to contact ECR to determine if product should be received or returned to Cardinal (notify
                              Cardinal of ECR decision)

                         -    CVS to cycle count on hand inventory

                         -    CVS to review inventory adjustment records

                         - Cardinal to review receiving worksheet/manifest for error

                         -    Cardinal to review vendor packing list/BOL

                         -    Cardinal to cycle count on hand inventory

                         -    Cardinal to review inventory adjustment records

Wrong Product            -    CVS to determine if item is correct, just wrong
                              NDC number

                         - CVS to determine if wrong product is overage to product on purchase order or if product not on original purchase order

                         - CVS to determine if wrong product is due to shortage on other item

                         - CVS to contact ECR to determine if product should be received or returned to Cardinal (notify
                              Cardinal of ECR decision)

                         -    CVS to cycle count on hand inventory

                         -    CVS to review inventory adjustment records

                         - Cardinal to review receiving worksheet/manifest for error

                         -    Cardinal to review vendor packing list/BOL

                         -    Cardinal to cycle count on hand inventory

                         -    Cardinal to review inventory adjustment records

[***] Product            -    CVS to review receiving worksheet from Cardinal to
                              determine if dating pre-approved

                         - CVS to contact ECR to determine if product should be received or returned to Cardinal (notify
                              Cardinal of ECR decision)

                         - Cardinal to review receiving worksheet/manifest for error

Damaged Product          -    CVS to return product to Cardinal as per approved
                              SOP

Invalid Purchase Order   -    CVS to contact Cardinal customer operations
                              coordinator

                  [***] (REPLENISHMENT FROM CARDINAL INVENTORY)

Shortage                 -    CVS to verify shortage by recounting inbound
                              shipment

                         - CVS to review discrepancy against receiving worksheet/manifest from Cardinal to confirm shortage not due to UOM issue

                         - CVS to check for merchandise on site but not received into system

                         - CVS to check for open receiving (overage receiving against different purchase order)

                         - CVS to determine if shortage due to overage on other item

                         -    CVS to cycle count on hand inventory

                         -    CVS to review inventory adjustment records

                         - Cardinal to review receiving worksheet/manifest for error

                         -    Cardinal to Cycle Count on-hand inventory

                         -    Cardinal to review inventory adjustment records

Overage                  -    CVS to verify overage by recounting inbound
                              shipment

                         - CVS to Review discrepancy against receiving worksheet/manifest from Cardinal to confirm overage not due to UOM issue

                         - CVS to determine if overage due to shortage on other item

                         - CVS to contact ECR to determine if product should be received or returned to Cardinal (notify
                              Cardinal of ECR decision)

                         -    CVS to cycle count on hand inventory

                         -    CVS to review inventory adjustment records

                         - Cardinal to review receiving worksheet/manifest for error

                         -    Cardinal to Cycle Count on-hand inventory

                         -    Cardinal to review inventory adjustment records

Wrong Product            -    CVS to determine if item is correct, just wrong
                              NDC number

                         - CVS to determine if wrong product is overage to product on purchase order or if product not on original purchase order

                         - CVS to determine if wrong product is due to shortage on other item

                         - CVS to contact ECR to determine if product should be received or returned to Cardinal (notify
                              Cardinal of ECR decision)

                         - Cardinal to review receiving worksheet/manifest for error

                         -    Cardinal to Cycle Count on-hand inventory

                         -    Cardinal to review inventory adjustment records

[***] Product            -    CVS to review receiving worksheet from Cardinal to
                              determine if dating pre-approved

                         - CVS to contact ECR to determine if product should be received or returned to Cardinal (notify
                              Cardinal of ECR decision)

                         - Cardinal to review receiving worksheet/manifest for error

Damaged Product          -    CVS to return product to Cardinal as per approved
                              SOP

Invalid Purchase Order   -    CVS to contact Cardinal customer operations
                              coordinator

                         REPLENISHMENT OR [***] DROPSHIP

Shortage                 -    CVS to verify shortage by recounting inbound
                              shipment

                         - CVS to review discrepancy against packing list/BOL from manufacturer to confirm shortage not due to UOM issue

                         - CVS to check for merchandise on site but not received into system

                         - CVS to check for open receiving (overage receiving against different purchase order)

                         -    CVS to cycle count on hand inventory

                         -    CVS to review inventory adjustment records

                         - CVS to determine if shortage due to overage on other item

                         - Cardinal to contact vendor to coordinate resolution

Overage                  -    CVS to verify overage by recounting inbound
                              shipment

                         - CVS to review discrepancy against packing list/BOL from vendor to confirm overage not due to UOM issue

                         - CVS to determine if overage due to shortage on other item

                         - CVS to contact ECR to determine if product should be received or returned to Manufacturer (notify
                              Cardinal of ECR decision)

                         -    CVS to cycle count on hand inventory

                         -    CVS to review inventory adjustment records

                         - Cardinal to contact vendor to coordinate resolution

Wrong Product            -    CVS to determine if item is correct, just wrong
                              NDC number

                         - CVS to determine if wrong product is overage to product on purchase order or if product not on original purchase order

                         - CVS to determine if wrong product is due to shortage on other item

                         - CVS to contact ECR to determine if product should be received or returned to manufacturer (notify
                              Cardinal of ECR decision)

                         - Cardinal to contact vendor to coordinate resolution

[***] Product            -    CVS to contact ECR to determine if product should
                              be received or returned to Cardinal (notify
                              Cardinal of ECR decision)

                         - Cardinal to contact vendor to coordinate resolution

Damaged Product          -    CVS to return product to manufacturer as per
                              manufacturer guidelines and notify Cardinal

                                    CVS [***]

                          [***] DROPSHIP / [***] DIRECT

Shortage          - [***] to verify shortage by recounting inbound shipment

                  - [***] to review discrepancy against packing list [***] to confirm shortage not due to UOM issue

                  - [***] to check for merchandise on site but not received into system

                  - [***] to check for open receiving {overage receiving against different purchase order}

                  - [***] to determine if shortage due to overage on other item

                  - [***] to cycle count on hand inventory

                  - [***] to review inventory adjustment records

                  - [***] to review receiving paperwork and packing list to
                    [***] for error

                  - [***] to review vendor packing list/BOL

                  - [***] to cycle count on hand inventory

                  - [***] to review inventory adjustment records

Overage           - [***] to verify overage by recounting inbound shipment

                  - [***] to review discrepancy against packing list [***] to confirm overage not due to UOM issue

                  - [***] to determine if overage due to shortage on other item

                  - [***] to contact Corporate Brokerage to determine if product should be received or returned to [***] (notify CVS of decision)

                  - [***] to cycle count on hand inventory

                  - [***] to review inventory adjustment records

                  - [***] to review receiving paperwork and packing list to
                    [***] for errors

                  - [***] to review vendor packing list/BOL

                  - [***] to cycle count on hand inventory

                  - [***] to review inventory adjustment records

Wrong Product     - [***] to determine if item is correct, just wrong NDC number

                  - [***] to determine if wrong product is overage to product on purchase order or if product not on original purchase order

                  - [***] to determine if wrong product is due to shortage on other item

                  - [***] to contact Corporate Brokerage to determine if product should be received or returned to[***] (notify CVS of decision)

                  - [***] to review receiving paperwork and packing list to
                    [***] for error

                  - [***] to review vendor packing list/BOL

                  - [***] to cycle count on hand inventory

                  - [***] to review inventory adjustment records

Product           - [***] to note product dating on problem solver document to
                    Corporate Brokerage

                  - [***] to receive product into inventory

Damaged Product   - [***] to note product damage on problem solver document to
                    Corporate Brokerage

                  - [***] to receive product into inventory and initiate vendor return process

E. INDIRECT [***] PROCESS.

The process relating to [***] pharmaceutical [***] is described in the Section 10(b) Disclosure Schedule. The following process applies to all other [***] manufacturer or supplier [***]. If CVS [***] has a [***] with a manufacturer or supplier and CVS reasonably believes such manufacture or supplier [***] to [***], then CVS will [***] from [***] to [***] in the amount of such funds. Cardinal may, at its sole discretion, correspondingly [***] from [***] Cardinal [***] to such [***]. CVS and Cardinal will be responsible to maintain detailed support documentation for any [***] request and will make such documentation, upon request, available to the requesting party. Cardinal and CVS will not allow [***] if such [***] are not supported by detailed documentation. The following terms and conditions apply to the indirect [***] process:

     a. CVS will [***] which CVS reasonably believes are to CVS by certain vendors with which [***] has a [***]. Cardinal may, at its sole discretion, correspondingly [***] from [***] Cardinal [***] to such manufacturer or supplier.

     b. CVS and Cardinal will notify each indirect manufacturer or indirect supplier of their relationship as customer/wholesaler. CVS will instruct each indirect manufacturer or indirect supplier to issue any and all credits to Cardinal for any and all amounts owed to CVS. From time to time, CVS may identify a need to process a [***] a specific [***] for which Cardinal [***], in these cases, CVS will [***] a [***] against [***] to Cardinal for all [***] reasonably [***]. Upon request, CVS will provide Cardinal with documentation (either in paper or electronic format) to substantiate [***]. This documentation may exclude pricing information if such information is deemed to be confidential information, as reasonably determined by CVS.

     c. Cardinal, at its sole discretion, will [***] such [***] from the applicable manufacturer's account.

     d. CVS and Cardinal will work together to mutually resolve any [***].

F. WAREHOUSE SERVICE LEVEL.

Cardinal and CVS recognize the importance of maintaining adequate inventory of all CVS warehoused items, without compromising the inventory management objective embedded in this Agreement. To that end, Cardinal will provide CVS with a [***]% service level ("WAREHOUSE SERVICE LEVEL") ("WSL"). The WSL [***]% service level shall be defined as the aggregate [***] service level from the CVS Pharmacy DCs to the CVS Pharmacies, excluding [***] items, to be calculated on a [***] basis. The service level will be calculated using the following formula:

[Total of CVS [***] items shipped [***] (excluding [***])][Total of CVS [***] (excluding [***]]

This service level commitment is inclusive of any [***] or [***].

The Warehouse Service Level shall be maintained with the aggregate number of inventory [***] in each of the CVS Pharmacy DCs to not exceed CVS' [***] as provided to Cardinal by CVS. Execution of the Warehouse Logistics Program detailed in Section 12 Disclosure Schedule will not negatively impact CVS' WSL, safety stock levels, or CVS'Rx Products.

With respect to the WLP (as defined in Section 12 Disclosure Schedule) if CVS notifies Cardinal that the aggregate WSL to the CVS Pharmacy DCs through the WLP during any month is less than [***]%, then Cardinal will promptly use reasonable efforts to work with CVS to remedy its ordering practices to meet its service level commitments.

Additionally, Cardinal commits to developing an out of stock solution "STOCKING INITIATIVE" by June 30, 2004 that will lead to a significant reduction in [***] at CVS Pharmacy DCs and Pharmacies.

                                                SECTION 2(C) DISCLOSURE SCHEDULE

                          SPECIALLY STOCKED MERCHANDISE

As of January 1, 2004, Cardinal is not carrying any Specially Stocked Merchandise on CVS' behalf.

                                                SECTION 3(A) DISCLOSURE SCHEDULE

                            PHARMACIES PURCHASE PRICE

PHARMACY MINIMUM VOLUME REQUIREMENTS.

During the term of this Agreement (January 1, 2004 through June 30, 2008), the Pharmacies' aggregate purchases of generic Rx Products will meet or exceed $620 million (collectively referred to herein as the "PHARMACY MINIMUM VOLUME REQUIREMENT").

During Cardinal's quarterly business review, Cardinal will provide CVS with purchasing information to substantiate the Pharmacy Minimum Volume Requirement performance.

COST OF GOODS FOR STORE RX PURCHASES AND STORE OTHER PURCHASES

CVS will pay to Cardinal a Cost of Goods for Store Rx Purchases and Store Other Purchases as follows:

Rx Products (FDB branded) [***]%

CVS Formulary Generics    [***]

All other Generics        [***] or "[***] Retail", [***]

Home Health Care/DME      "[***] Retail", [***]

HBC/OTC                   "[***] Retail" [***]%

Repackaged Merchandise    "[***] Retail" [***]%

For the purpose of this Agreement "[***] Retail" shall mean CVS will [***] offered by Cardinal to a retail customer in the [***] CVS (i.e. a [***] retail [***] or [***] with a minimum [***] approximately [***] to that of CVS and approximately the [***] as CVS) for all Merchandise for which a purchase order has been issued as of the date the Merchandise was offered to a third party for such [***]. The prices of a purchase order shall be deemed automatically revised (by Cardinal to CVS) to equal the [***] at which Cardinal shall have sold or shall have offered such product to such a retailer.

CII orders must be shipped [***]% complete and courier must [***] when order is received and checked in by CVS. CVS reserves the right to refuse any CII order that contains any shipping errors.

All Merchandise being delivered from Cardinal to CVS Pharmacies must have at least [***] ([***]) months [***]. Under no circumstances will Merchandise be delivered to Pharmacies with [***] than [***] ([***]) months [***] remaining without expressed written approval by CVS' Vice President of Pharmacy Merchandising for each occurrence. Furthermore, Cardinal represents that it is, and will continue to be during the term of this Agreement, an industry leader in implementation of processes, practices and safeguards to prevent the distribution of Merchandise will less than [***] ([***]) months [***] remaining to Pharmacies.

The foregoing Cost of Goods does not apply to Merchandise which is subject to a Manufacturer Contract, which will instead be priced at the CVS contract price for the

Pharmacies. Cardinal reserves the right to adjust the Cost of Goods of any item of Merchandise in the event that the manufacturer of such item implements a change in policy which eliminates or decreases the [***] effective on the Commencement Date with respect to such item. The adjustment to the Cost of Goods for such item will be equal to the decrease (or elimination) of the [***].

                                                SECTION 3(B) DISCLOSURE SCHEDULE

                      COST OF GOODS FOR BROKERAGE PURCHASES

CVS will pay to Cardinal its Brokerage Cost with respect to all Brokerage Purchases. "BROKERAGE COST" means the [***] for such Rx Product as of CVS' PO date. CVS will also receive applicable [***] and the benefit of applicable [***] offered by manufacturers to CVS (except as set forth in the Section 12 Disclosure Schedule) on its Brokerage Purchases at the time the manufacturer accepts Cardinal's order.

                                                SECTION 3(C) DISCLOSURE SCHEDULE

                             PHARMACY SITE INCENTIVE

Pharmacies will be eligible for the following Cost of Goods adjustment based upon the [***] qualified monthly purchases per Pharmacy during a calendar [***] (the "PHARMACY SITE INCENTIVE"):

[***] QUALIFIED MONTHLY   INVOICE COST   COST OF GOODS   NET COST OF GOODS
 PURCHASES PER PHARMACY     OF GOODS       ADJUSTMENT     AFTER ADJUSTMENT
-----------------------   ------------   -------------   -----------------
    $[***] - $[***]          [***]%          [***]%            [***]%
    $[***] - $[***]          [***]%          [***]%            [***]%
    $[***] - $[***]          [***]%          [***]%            [***]%
    $[***] - $[***]          [***]%          [***]%            [***]%
    $[***] - $[***]          [***]%          [***]%            [***]%
    $[***] - $[***]          [***]%          [***]%            [***]%
    $[***] - $[***]          [***]%          [***]%            [***]%
    $[***] - $[***]          [***]%          [***]%            [***]%
    $[***] - $[***]          [***]%          [***]%            [***]%
        $[***] +             [***]%          [***]%            [***]%

If CVS' [***] qualified monthly purchases per Pharmacy during a calendar quarter is less than $[***], a Cost of Goods adjustment will be mutually determined at a percentage that is greater than the next category Cost of Goods adjustment.

At the end of each calendar quarter, Cardinal and CVS will evaluate CVS' [***] qualified monthly purchases per Pharmacy during such quarter (i.e., Store Rx Purchases and Store Other Purchases only) of all Pharmacies divided by the [***], adjusted as appropriate to reflect any additional or deleted Pharmacies). Payment will be paid to CVS in the form of a credit so that CVS receives such credit within [***] ([***]) days from the close of said [***]. The credit will be faxed and subsequently mailed in hard copy form to CVS' Manager of Wholesaler Programs.

The Pharmacy Site Incentive Payment calculation will be made as follows:
Cardinal and CVS will evaluate CVS' [***] qualified monthly purchases per Pharmacy during a calendar [***]. Utilizing this calculation Cardinal and CVS will determine which tier to utilize for the payout calculation.

For example, during a calendar [***], CVS' [***] qualified monthly purchases per Pharmacy was $[***], then CVS' Pharmacy Site Incentive (additional Cost of Goods adjustment) will be Cardinal's [***] an additional [***]%. Conversely, if CVS' [***] qualified monthly purchases per Pharmacy was $[***] during a calendar [***], then CVS' additional Cost of Goods adjustment would be Cardinal's [***] an additional [***]%.

In addition, if CVS [***] a material [***] of Pharmacies which would place CVS' qualified monthly purchases per Pharmacy into a different Pharmacy Site Incentive volume category, then CVS may elect to notify Cardinal prior to Cardinal [***] Pharmacies, and ask Cardinal [***] these Pharmacies for the [***] ([***]) month period following the date of acquisition for purposes of calculating the Pharmacy Site Incentive [***] only. If CVS does not notify Cardinal prior to Cardinal servicing such Pharmacies or CVS does not ask Cardinal to [***] such Pharmacies from the calculation of the Pharmacy Site Incentive, then such Pharmacy or Pharmacies will be subject to the terms and conditions of this Agreement.

The Pharmacy Site Incentive is a "discount or other reduction in price" as such term is used under section 1128(B)(3)(A) of the Social Security Act, 42 U.S.C. 1320a-7b(b)(3)(a). CVS will disclose the Pharmacy Site Incentive and any other "discounts or other reductions in price" received by CVS from Cardinal under any state or federal program which provides cost or charge-based reimbursement to CVS for the Merchandise purchased by CVS under this Agreement.

                                                   SECTION 4 DISCLOSURE SCHEDULE

                                  PAYMENT TERMS

STORE RX PURCHASES AND STORE OTHER PURCHASES.

     (i) Payment Term. Not later than the [***] of each [***], CVS will cause Cardinal to receive payment in full by ACH for all Merchandise delivered and services performed during the immediately preceding [***] (i.e., [***]).

     (ii) Form of Remittance. Each payment by CVS to Cardinal will be accompanied by a remittance in a form deemed acceptable to Cardinal and CVS (EDI 820 format).

     (iii) Late Payment; Finance Charges. At the end of each calendar quarter, Cardinal will evaluate CVS' payment history based on weighted average payment days in accordance with the table set forth below, adjusted to reflect legitimately disputed amounts (such as duplicative invoices and incorrect billing information). CVS and Cardinal acknowledge that CVS' Cost of Goods is based upon CVS achieving weighted average payment days of [***] days sales outstanding. CVS will pay Cardinal for late payment an amount equal to [***]% (an effective annual percentage rate of [***]%) per weighted average payment day that CVS' payments are late (i.e., where CVS' weighted average payment days are greater than [***]), up to [***] ([***]) days, calculated in accordance with the formula set forth below. CVS will pay Cardinal a penalty for late payment an amount equal to [***]% (an effective annual percentage rate of [***]%) per weighted average payment day, from the first day, that CVS' payments are late in excess of [***] ([***]) days (i.e., where CVS' weighted average payment days are greater than ). Cardinal will pay CVS for early payment an amount equal to [***]% (an effective annual percentage rate of [***]%) per weighted average day CVS' payments are early (i.e., where CVS' weighted average payment days are less than [***]). Notwithstanding the foregoing, no payment will be made either by CVS or Cardinal in the event that CVS' weighted average payment days are greater than but equal to or less than [***] (i.e., [***]).

     For example:

                                ACTUAL
                                 WAPD                             (CREDIT)
CALENDAR   AMOUNT   REQUIRED    DURING     WAPD     ADJUSTMENT   /DEBIT TO
 QUARTER    PAID      WAPD     QUARTER   VARIANCE     FACTOR        CVS
--------   ------   --------   -------   --------   ----------   ---------
  1st       [***]     [***]      [***]     [***]       [***]       [***]
  2nd       [***]     [***]      [***]     [***]       [***]       [***]
  3rd       [***]     [***]      [***]     [***]       [***]       [***]
  4th       [***]     [***]      [***]     [***]       [***]       [***]

     Cardinal will deliver to CVS an analysis of CVS' payment history in aggregate format, or other mutually acceptable format, on a weekly basis for informational purposes (i.e., to assist CVS in managing its payment compliance). If the above calculation indicates that CVS owes Cardinal, then CVS will pay Cardinal such amounts within [***] ([***]) days from the date of Cardinal's invoice for such amounts. If the above calculation indicates that Cardinal owes CVS, then Cardinal will pay CVS such amounts in the form of a credit memo to be used toward future purchases of Merchandise from Cardinal within [***] ([***]) days following the end of the applicable quarter.

The parties may, but will not be obligated to, agree to a payment arrangement whereby CVS may make [***] on some [***] and [***] on other [***] (among other terms). In such event, no penalty (other than that to which the parties mutually agree) will be assessed on the agreed upon late payments, and no payment will be made to CVS relating to the agreed upon early payments (other than that to which the parties mutually agree), as long as payments are made when due in accordance with the agreed upon schedule.

BROKERAGE PURCHASES.

CVS will cause Cardinal to receive payment in full for all Brokerage Purchases that are not filled by product from Cardinal's [***] not later than [***] ([***]) days prior to the date upon which Cardinal would be required to pay the manufacturer's invoice to achieve a cash discount pursuant to the manufacturer's then-standard stated payment terms. If payment is due on Saturday, CVS will cause Cardinal to receive payment in full on the immediately preceding [***], and if payment is due on Sunday, CVS will cause Cardinal to receive payment in full on the immediately following [***]. CVS will cause Cardinal to receive payment in full for all Brokerage Purchases that are filled by product from Cardinal's [***] not later than [***] ([***]) days after the date of the invoice (invoice date will equal ship date) for such product.

Notwithstanding the above paragraph, Cardinal and CVS agree to adjust payment terms for Brokerage Purchases in order to accommodate operational efficiencies of CVS purchasing [***] as a result of the Warehouse Logistics Program as detailed in Section 12 Disclosure Schedule.

Cardinal and CVS agree and acknowledge that timely payment is a material and critical part of this Agreement and Cardinal's pricing to CVS along with CVS' willingness to enter into such an Agreement. Accordingly, in the event Cardinal or CVS identifies that payments, rebates, funding or incentives are not received when due under this Agreement, Cardinal or CVS will notify the other of such payment problems, and the offending party will ensure that timely payment is made thereafter. If the problem is not cured to Cardinal's or CVS' satisfaction, then such party will bill back to the offending party for such amounts and any corresponding late payment finance charge, as further described below, that applies to such late payment. Notwithstanding the foregoing, CVS or Cardinal will remain responsible to make payments, rebates, funding or incentives when due under this Agreement. Any delay or failure by Cardinal or CVS to notify the other party as provided above will not relieve CVS or Cardinal of such obligations. Cardinal and CVS will work together in obtaining full value for such concealed shortages or damaged Merchandise as further set forth in the indirect [***] process described in Section 2(b) Disclosure Schedule. Further, CVS and Cardinal will be responsible to maintain detailed support documentation for any [***] or [***] request and will make such documentation, upon request, available to the requesting party. Cardinal and CVS will not [***] if such [***] are not supported by detailed documentation.

With respect to Brokerage Purchases only, CVS will pay a late payment finance charge calculated at the rate of [***]% per month (or the maximum rate allowed by law, if such rate is less than [***]% per month) on any amount not paid by CVS to Cardinal when due (other than legitimately disputed amounts) under the terms of this Agreement from the first (1st) day of delinquency until such amount is paid in full. Failure or delay by Cardinal to bill CVS for any such late payment finance charge will not waive Cardinal's right to receive the same.

With respect to all payments, rebates, funding, or incentives due CVS, Cardinal will pay a late payment finance charge calculated at the rate of [***]% per month (or the maximum rate allowed by law, if such rate is less than [***]% per month) on any amount not paid by Cardinal to CVS when due (other than legitimately disputed amounts) under the terms of this Agreement from the first
(1st) day of delinquency until such amount is paid in full. Failure or delay by CVS to bill Cardinal for any such late payment finance charge will not waive CVS' right to receive the same.

The parties may, but will not be obligated to, agree to a payment arrangement whereby CVS may make [***] on some [***] and on other [***] (among other terms). In such event, no penalty (other than that to which the parties mutually agree) will be assessed on the agreed upon late payments, and no payment will be made to CVS relating to the agreed upon early payments (other than that to which the parties mutually agree), as long as payments are made when due in accordance with the agreed upon schedule.

                                                SECTION 6(A) DISCLOSURE SCHEDULE

                           CARDINAL COMPUTER SERVICES
                                 PRICE SCHEDULE

CARDINALCHOICE(R)-HQ

                                    CVS' Cost
                               -------------------
Hardware Estimate              [***] Cost of Goods
   Upgrades                    [***] Cost of Goods
Software Initialization
   Version 2.1                 [***] Cost of Goods
   Version 3.0                 [***] Cost of Goods
   Upgrades and new releases
   and enhancements            [***] Cost of Goods
Support
   Help Desk & Maintenance     [***] Cost of Goods

Cardinal will make available to all CVS' locations (Pharmacies, CVS Pharmacy DCs, and support locations) Cardinal.com. CVS may access Cardinal.com, a healthcare internet web portal, [***], during the term of this Agreement. Cardinal will assist in the transitioning of CVS locations to Cardinal.com by making reasonable changes to their web portal, limiting access to CVS proprietary information, and providing additional support as needed, [***].

In-stock visibility to CVS Pharmacies to be implemented by January of 2004 or as soon as [***]' systems can support [***].

                                                SECTION 6(B) DISCLOSURE SCHEDULE

                              BASE SERVICE PACKAGE

PROGRAMS & SERVICES                                       FREQUENCY
-------------------                          -----------------------------------
EOE Machines                                                     One per store

Custom Invoices                                                  With each order

Custom Price Stickers                                            With each order

Auto [***] and Package [***] Program                                     Ongoing

Auto Repack [***] Program                                                Ongoing

Microfiche Service                           Once per quarter, upon CVS' request

Catalog                                      Once per quarter, upon CVS' request

REPORTS                                                         FREQUENCY
-------                                                  -----------------------
Category Purchase Summary                                  Monthly, upon request

Item Purchases Report                                      Monthly, upon request

Rx Velocity Report - Top 200 Items                       Quarterly, upon request

Generic Purchase Report                                  Quarterly, upon request

Price Change Notification                                   Weekly, upon request

Controlled Substance Variance Report                       Monthly, upon request

Ad Hoc Reports                                               Daily, upon request

     BASE PACKAGE FEE:   NO ADDITIONAL CHARGE
                         (included in Cost of Goods)

                                                SECTION 6(D) DISCLOSURE SCHEDULE

                                EMPLOYEE FUNDING

Cardinal will partially fund the cost of a CVS DSD Manager ("EMPLOYEE") who will serve as an intermediary between Cardinal and CVS specifically related to the management of the Store Rx Purchases. It is understood that the Employee shall be employed solely by CVS and that the Employee's salary and other employment benefits shall be the sole responsibility of CVS. CVS agrees to indemnify and hold Cardinal harmless for all claims and liabilities, whether alleged or actual, relating to the Employee.

Cardinal will provide for the funding of this Employee pursuant to the schedule defined below:

[***]   $[***]

                                                SECTION 6(E) DISCLOSURE SCHEDULE

                              PROFITPAK(R) PROGRAM

The ProfitPak(R) program allows CVS Pharmacies to purchase selected Rx Products at a savings compared to the manufacturer equivalent package size on a DSD basis. These Rx Products have been acquired from a division of Cardinal Health registered with the Food and Drug Administration ("FDA"), that repackages Rx Products from a larger quantity or bulk containers into smaller quantities. Rx Products are repackaged into FDA approved bottles with original lot numbers, manufacturer NDCs, and expiration dates. Cost savings are driven by the difference in pricing between the bulk size and the equivalent in a smaller package size. Depending on difference in pricing by item, Cardinal establishes a discount percentage that is applied to the smaller equivalent package size. CVS' Cost of Goods is also factored into the price of the repackaged Rx Product to further maximize savings. For example:

The brand price for Product A, 30's is $[***]. In reducing this price to reflect CVS' Cost of Goods adjustment ([***]%) the final brand [***] price would be $[***]. Assuming the ProfitPak price for this item is $[***], there in reducing this price to reflect CVS' Cost of Goods adjustment ([***]%), the final ProfitPak invoice price would be [***]. The difference between the net manufacturer product ($[***]) and the net ProfitPak price ($[***]) is $[***] ("REPACK SAVINGS").

In order to maximize overall efficiency and profitability Cardinal will not ship any ProfitPak item which does not appear in the CVS Authorized [***] as amended from time to time by CVS. CVS' Authorized [***] as of execution of this Agreement is detailed below. Cardinal will also maintain the [***] CVS [***] as it relates to ProfitPak items and detailed within Section 6(e) Disclosure Schedule.

As part of this program, Cardinal will invoice CVS' Pharmacies at the [***] for such Rx Product as of CVS' PO date for all ProfitPak items purchased by Pharmacies. Then on a [***] basis payment will be paid to CVS in the form of a credit so that CVS receives such credit within [***] ([***]) days from the close of said [***]. The credit will be mailed in hard copy form to CVS' Manager of Wholesaler Programs Cardinal will provide CVS with funding equal to the cumulative Repack Savings related to all ProfitPak items. Such credit will be accompanied by a report detailing CVS' Repack Savings for said [***]. The accompanying report will include but not be limited to: label name, manufacturer, CVS item number, NDC, quantity, branded WAC, Branded net cost, Repack net cost, incremental unit savings, and incremental total savings.

CVS AUTHORIZED REPACK PORTFOLIO.

                              CVS' REPACK PORTFOLIO
                                  AS OF 12/1/03

 LABEL NAME          MANUFACTURER          ITEM NUMBER    NDC
 ----------          ------------          -----------    ---
              AUTHORIZED WAREHOUSE ITEMS
[***] [***]   [***]                           [***]      [***]

              AUTHORIZED DSD ONLY ITEMS
[***] [***]   [***]                           [***]      [***]

REPACK SUBSTITUTION.
--------------------

[***]

[***]

                                                SECTION 7(A) DISCLOSURE SCHEDULE

                  CVS GENERIC ITEM AND PACKAGE SIZE [***] LOGIC

[***]

UNIT [***] PACKAGE SIZE [***].

[***]

PACKAGE SIZE [***] QUANTITY ADJUSTMENT.

          CVS requires the ability to adjust (up or down) the quantity of product our stores receive. This adjustment will be made on an NDC by NDC basis and will include a Threshold Quantity and an Adjustment Percentage. Both the Threshold Quantity and Adjustment Percentage can be set to any value CVS deems appropriate

[***]                   If [***] Ship [***]

                        If [***] then:

                        [***]

                        [***] must then be rounded up to the nearest whole unit.

EXAMPLE: CVS has instructed Cardinal to apply the following Quantity Adjustment to NDC 55555-4444-22: [***]

     After going through the Substitution Logic and the Package [***] Formula, it has been determined that [***] units of NDC 55555-4444-22 should be sent to a store. The following Quantity Adjustment must then take place:

[***][***][***][***]

                       [***]
                       [***]
                       [***]

   [***], CARDINAL WILL SHIP [***] UNITS INSTEAD OF THE ORIGINAL [***] UNITS.

                                                SECTION 7(B) DISCLOSURE SCHEDULE

                   [***] WRAP-AROUND REBATE FOR THE PHARMACIES

CVS will be eligible for the following discount on the Pharmacies' [***] Rx Product purchases ("[***] WRAP-AROUND REBATE"):

[***] QUALIFIED ANNUAL PURCHASES OF [***]
RX PRODUCTS BY THE PHARMACIES PER PROGRAM
               YEAR (000)                   REBATE
-----------------------------------------   ------
             $[***] - $[***]                [***]%

             $[***] - $[***]                [***]%

             $[***] - $[***]                [***]%

             $[***] - $[***]                [***]%

                 $[***]+                    [***]%

Cardinal will provide CVS with a monthly report detailing the Pharmacies' aggregate qualified monthly purchases of [***] Rx Products to date. At the end of each Program Year, Cardinal and CVS will evaluate CVS' aggregate qualified annual purchases of [***] Rx Products by the Pharmacies during such Program Year. The [***] Wrap-Around Rebate will be equal to a percentage (as set forth in the table above) of CVS' aggregate qualified annual purchases of [***] Rx Products by the Pharmacies during the applicable Program Year. The [***] Wrap-Around Rebate, if any, will be calculated and paid to CVS in the form of a credit so that CVS receives such credit within [***] ([***]) days from the close of said Program Year. The credit will be faxed and subsequently mailed in hard copy form to CVS' Manager of Wholesaler Programs. In the event that the [***] Wrap-Around Rebate will not be paid for any reason, Cardinal will use reasonable efforts to give CVS notice no later than [***] ([***]) days prior to the end of the then-current Program Year.

The [***] Wrap-Around Rebate is a "discount or other reduction in price" as such term is used under section 1128(B)(3)(A) of the Social Security Act, 42 U.S.C. 1320a-7b(b)(3)(a). CVS will disclose the [***] Wrap-Around Rebate and any other "discounts or other reductions in price" received by CVS from Cardinal under any state or federal program which provides cost or charge-based reimbursement to CVS for the Merchandise purchased by CVS under this Agreement.

                                                   SECTION 9 DISCLOSURE SCHEDULE

                            PHARMACIES SERVICE LEVEL

Cardinal will exercise best efforts to provide the Pharmacies with the following average aggregate monthly Adjusted Service Level and Overall DSD Service Level (as defined within this disclosure schedule), calculated monthly as described below: (a) [***]% adjusted with respect to [***] Rx Products; (b) [***]% adjusted with respect to CardinalSOURCE(SM) [***]drugs; (c) [***]% adjusted with respect to the CVS [***]; and (d) at a percentage to be mutually agreed upon by the parties with respect to home health care products (the "SERVICE LEVEL COMMITMENT").

CVS GENERIC FORMULARY SERVICE LEVEL.

For purposes of this Agreement, "ADJUSTED SERVICE LEVEL" for CVS [***] Formulary items during any particular [***] will be calculated using the following formula:

[[***] of CVS [***] formulary (which includes [***] Rx Products and certain other products [***]) by NDC (eleven digit) shipped] [***] ([***] NDC's [***] shipped within the same [***] as defined by FDB [***] Authorized Adjustments).

All orders submitted to Cardinal will be included in the Adjusted Service Level calculation, including, but not limited to: store telxon orders, [***] orders, [***] orders, verbal orders, and CII orders.

The following items of merchandise are excluded from the Adjusted Service Level calculation and in aggregate constitute all "AUTHORIZED ADJUSTMENTS":

     1. Validated long-term backorders - long-term backorders will only be considered valid upon agreement between Cardinal and CVS that said supplier is unable to provide Cardinal with merchandise necessary for Cardinal to maintain an adequate inventory position. Cardinal will verbally communicate any long term back order situations for which an adjustment to the service level calculation is requested to CVS' Assistant Category Manager - [***], in the event that person is unavailable, Cardinal will notify the Director, Category Management - [***]. Notification to CVS should only be made after Cardinal has exhausted all avenues to resolve such product shortage on its own. Upon notification from Cardinal, CVS will contact the respective supplier to validate the long term backorder status of said product or assist Cardinal with securing adequate inventory. Upon CVS receiving validation from supplier of a long term backorder status or said supplier's inability to ship the related product, the affected products will be considered an Authorized Adjustment. Only CVS validated long term backorders or CVS validated circumstances where a supplier is unable to ship the products in question will be considered in the Adjusted Service Level calculation. Each month Cardinal will provide a list detailing the agreed upon items to be excluded from CVS' Adjusted Service Level calculation and the number of units to be adjusted.

     2. CVS specific do-not-substitute requests - CVS may specifically request that no substitution be performed for specific items; CVS' Assistant Category Manager - [***] will notify Cardinal in writing of these items. In addition, individual CVS stores may place verbal orders to Cardinal; if the Pharmacy specifically requests (phone in orders without a documented detailed specific request by CVS will not be considered an Authorized Adjustment) Cardinal not to perform a substitution for a specific item, then said item will be considered an Authorized Adjustment. Cardinal will provide CVS on a monthly basis a report by item of the number of store specific do not substitute requests to include but not be limited to: CVS store number, NDC, item description, date, and quantity. Reports should be provided no later than five (5) days following the close of the respective month.

     3. Excessive demand - an adjustment to the Adjusted Service Level will be allowed in validated cases where an items total month's GCN usage has increased at least [***]% above the average monthly GCN demand for the previous [***] ([***]) months or CVS' [***] formulary forecast as provided from time to time, which ever is greater. Adjustment amount will only be for the number of units surpassing the applicable baseline.

          For example, if the average monthly demand for the prior [***] ([***]) month period is equal to [***] units per month, Authorized Adjustment will only be given for orders surpassing [***] units (([***]%) + [***]) during that month. Cardinal must provide CVS with reporting detailing the applicable baseline usage figure and the current month usage figure to be eligible for the adjustment. Increase in usage is determined by global CVS usage.

     4. Non-previously stocked items - CVS at its discretion can choose to adjust the CVS [***] Formulary for additions, deletions, change in supplier, change in package size, etc. CVS commits to the timely notification of all such changes in an electronic format; in addition, on a monthly basis CVS will provide an updated complete CVS [***] Formulary. Cardinal will make available to CVS non-previously Cardinal stocked items within [***] ([***]) days from notification. [***] service level calculation will be adjusted for the [***] ([***]) day period following CVS notification, during which Cardinal may service CVS stores using the previous formulary item if applicable.

Cardinal's average monthly Adjusted Service Level commitment for CVS will become effective as of January 1, 2004, however, CVS will not be eligible for [***] until June 1, 2004.

Both Cardinal and CVS agree the achievement of the [***]% Adjusted Service Level on a monthly basis represents a material aspect of this Agreement. Failure by Cardinal to maintain a monthly Adjusted Service Level of [***]% with respect to the CVS [***] Formulary (which includes Schedule II Rx Products and certain other products as CVS designates) (a "[***] SERVICE LEVEL FAILURE") will entitle CVS to be [***] for its [***] (as defined herein). For purposes of this Schedule 9 Disclosure Schedule, the term "[***]" means an amount equal to the difference between the [***] for the month and

[***]% multiplied by [***] for the month multiplied by [***]percent ([***]%). CVS will calculate and present [***], if any, to Cardinal before processing any financial transaction related to any funds being owed to CVS in connection with [***].

For example, if the [***] Service Level is calculated at % for any given month, and the monthly [***] for that month was $[***], then CVS may process [***] for $[***] after notifying Cardinal of such transaction (([***]%-[***]%) x $[***] x [***]%).

Cardinal and CVS agree to meet at CVS' Support Center as necessary to review the Adjusted Service Level performance and to use best efforts in order to maximize CVS' Adjusted Service Level defined within this Section 9 Disclosure Schedule.

BRANDED RX PRODUCTS AND STORE OTHER PURCHASES -DSD SERVICE LEVEL.

Cardinal recognizes the significant impact of branded Rx Products and Store Other Purchases service level ("OVERALL DSD SERVICE LEVEL") can have on CVS' ability to service their customers. Therefore, both Cardinal and CVS agree that the Overall DSD Service Level is material to this Agreement. To that end, Cardinal and CVS will mutually agree to terms that will reflect the significance of Overall DSD Service Level. The terms will be specific towards each party's responsibilities, the calculation of Overall DSD Service Level, and remedies up to and including [***]. CVS and Cardinal agree that the arrived at structure of the Overall DSD Service Level will provide CVS with industry leading performance commitments.


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

                                               SECTION 10(A) DISCLOSURE SCHEDULE

            PHARMACIES MERCHANTABLE PRODUCT ONLY RETURN GOODS POLICY

GENERAL POLICY.

The parties acknowledge that returns are costly to both parties. Product in "merchantable condition" (as defined below) may generally be returned to Cardinal from which the product was originally purchased if the return is made within the timeframes and subject to the terms and conditions described below:
The return of [***] product is detailed in Section 10(b) Disclosure Schedule.

RETURN MADE WITHIN:             NORMAL CREDIT AMOUNT:
-------------------             ---------------------
1 - 90 Days from Invoice Date   [***]% of original invoice amount paid by
                                customer. This policy covers all
                                ordering/filling errors.

More than 90 Days               [***]% of original contract or other "cost" paid
                                by customer (i.e., not including any [***] and
                                not to [***]) [***] a [***]% restocking fee
                                invoiced seperately to net at [***]%.

Merchandise will be considered to be in "MERCHANTABLE CONDITION" except for the following:

A. Any item which has been used or opened, is a partial dispensing unit or unit of sale, is without all original packaging, labeling, inserts, or operating manuals, or that is stickered, marked, damaged, defaced, or otherwise cannot readily be resold by Cardinal for any reason.

B. [***]-dated (less than [***] ([***]) months expiration dating, unless received by CVS with less than [***] ([***]) months dating), outdated, or seasonal product and items purchased on a "special order" basis, including non-stock and dropship items.

C. Any [***] merchandise, unless Cardinal agrees and is specially assured that such merchandise was properly stored and protected at all times and such merchandise is returned separately in a package marked as such and accompanied by a separate credit request form.

D. In order for CVS to achieve compliance with Cardinal's excess returns policy, CVS will return product (in Merchantable Condition) to Cardinal only if such product is not stocked in the CVS Pharmacy DCs (excluding [***] or [***] that is delivered to CVS [***] or [***]). Further, CVS agrees that Cardinal may implement an [***] of the return of items which are stocked in the CVS Pharmacy DCs, as indicated in the CVS monthly on-hand inventory electronic report provided to Cardinal by CVS.

CONTROLLED SUBSTANCES.

Credit for the return of controlled substances requires a separate Merchandise Return Authorization Form ("MRA FORM") and must comply with all federal and state procedures and requirements in addition to the terms and conditions described herein.


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

SHORTS AND DAMAGED MERCHANDISE.

Claims of order shortages (i.e., invoiced but not received), order errors and damage must be reported within [***] ([***]) business days from the applicable invoice date. Controlled substance shortage claims must be reported immediately per DEA requirements.

EXCESS RETURNS.

CVS Pharmacy returns in dollars will not exceed [***] percent ([***]%) of qualified monthly purchases of all of the Pharmacies (in dollars, each calendar month) excluding filling errors or damaged product. Because CVS agrees only to [***] product to Cardinal if such product is not stocked in the CVS Pharmacy DCs (excluding [***] or [***] that is delivered to CVS [***] or [***] Rx Products [***]), CVS and Cardinal mutually agree that Cardinal will implement an [***] of the return of those items which are included in the CVS monthly on-hand inventory electronic report provided to Cardinal by CVS. This [***] is designed to limit returns in excess of [***]%. CVS and Cardinal may agree from time to time to implement a Pharmacies [***] in cases where CVS Pharmacies are [***] inventory. The parties will agree to the terms of such a [***] on an individual basis. Returns made under the [***] will not be included in the excess returns calculation.

ONGOING ASSURANCE AND CARDINAL CREDIT REQUEST FORM.

Prior to returning any product to Cardinal, each customer must execute and deliver to Cardinal an Ongoing Assurance verifying that all returned merchandise has been kept under proper conditions for storage, handling, and shipping. All requests for credit must be submitted via EOE, on the CardinalCHOICE(R) system or by approved EDI interface. A fully completed MRA must accompany all merchandise to be returned. A fully completed form includes, but is not limited to, the following information: the invoice number and invoice date for the merchandise to be returned. All return credit memos will have corresponding reference numbers that will provide CVS with a complete audit trail for reconciliation.

SHIPPING OF RETURN GOODS.

Return merchandise must be placed in a proper shipping container and, for merchandise valued at more than $250, signed for by the driver when the product is picked up. All MRAs will be reviewed by Cardinal for compliance with the returned goods policy within this Section 10(a) Disclosure Schedule. Cardinal will process credits within [***] ([***]) days of receipt of merchantable product from CVS. In instance were credit has not been received for product returned to Cardinal for which Cardinal has no record of said return, CVS and Cardinal will use reasonable efforts to research and reach a mutually acceptable resolution.

MONTHLY REPORTING.

Cardinal will provide an electronic report on a monthly basis, which will detail
(1) CVS' excess return percentage, (2) claims of order shortages, order errors and damaged products that are reported in excess of three (3) business days from invoice date, (3) information relating to returns in excess of [***] ([***]) days, and (4) any restocking fees.

OTHER RESTRICTIONS.

This policy is further subject to modification as may be deemed necessary to comply with applicable federal and/or state regulations, FDA guidelines, and state law.


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

                                               SECTION 10(B) DISCLOSURE SCHEDULE

                            THIRD PARTY [***] POLICY

The process relating to all other indirect manufacturer or supplier [***] is described in the Section 2(b) Disclosure Schedule. The following process applies to [***] pharmaceutical [***]:

GENERAL POLICY.

The following process applies to [***] pharmaceutical [***] ([***] etc.) that are often [***] through a [***]. If CVS no longer [***] with a manufacturer or supplier and CVS reasonably believes such manufacturer or supplier [***] (as determined by [***]), then CVS and Cardinal will follow the process detailed below to ensure CVS [***] the appropriate [***] CVS. CVS and Cardinal will be responsible to maintain detailed support documentation for any [***] or [***] and will make such documentation, upon request, available to the requesting party.

Instead of [***] all indirect manufacturer or supplier (warehoused or non-warehoused) [***] to Cardinal for [***], CVS will first attempt to [***] to which CVS [***] it is [***] to [***] for the [***] through the process outlined within this disclosure schedule. CVS' [***] as in effect from time to time will be the basis of [***] all of CVS' [***] pharmaceutical [***].

Product may be [***] to those [***]: (a) with which Cardinal has a current relationship, (b) are not either insolvent or subject to a petition in bankruptcy, or (c) which do not have an [***] Cardinal at the date on which such [***] is submitted for [***]. If CVS elects to utilize a [***], product may only be [***] through a [***] that agrees to communicate with Cardinal via EDI or other mutually acceptable electronic format ("THIRD PARTY") in accordance with the terms and conditions described in this policy. CVS may decide at its own discretion the most efficient process to [***] to indirect manufacturers or suppliers or Cardinal, if applicable. Any Third Party selected by CVS must enter into a confidentiality agreement, in a form mutually acceptable to Cardinal and CVS, prior to accepting any returns from CVS.

PROCEDURES FOR [***].

CVS and Cardinal will notify each pharmaceutical manufacturer or supplier of their relationship as CVS/wholesaler. CVS will send all [***] under this policy to its selected [***], if applicable. The [***] will identify the amount to which CVS believes it is [***] in exchange for [***]. CVS will instruct the [***] to provide Cardinal with documentation (in electronic format) to substantiate each [***] submitted to pharmaceutical [***] on [***] of CVS.

CVS will instruct each pharmaceutical [***] to [***] any and all [***] or [***] for merchandise that was purchased by CVS and is [***] through a [***], and to reference the [***] corresponding to the [***] prepared by the [***]. CVS and Cardinal acknowledge that CVS will handle, [***], all matters relating to [***] to pharmaceutical manufacturer or supplier with which [***].


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

CVS will pay the [***] for all of such [***] fees relating to [***] hereunder, including, but not limited to, [***] fees, [***], delivery and [***] fees, reporting, EDI transactions, which will be CVS' sole responsibility.

CVS' account will be adjusted in accordance with the following procedure:

1) Once per week, Cardinal will [***] CVS' [***] with the [***] CVS [***] Third Party [***] during the previous week, [***] the [***] Fee (defined below) (if applicable). Cardinal will [***] all [***] information for a minimum of [***] ([***]) years and will provide said information to CVS upon request in a mutually acceptable electronic format.

2) Cardinal will [***] CVS' [***] upon the earlier of Cardinal's [***] of an from a pharmaceutical manufacturer or supplier, or within [***] ([***]) days following the date of a [***] ([***] to be [***] within [***] ([***]) days of CVS' [***], unless otherwise directed by CVS in writing) received by Cardinal which has been submitted to a pharmaceutical manufacturer or supplier. CVS will [***] from any [***] to Cardinal, any [***] relating to the [***] of product through a [***] unless Cardinal does not [***] CVS' [***] within such [***] ([***]) day period. If Cardinal fails to [***] CVS' [***] after the [***] ([***]) day period, CVS may [***] such [***] from [***] Cardinal. Cardinal may, at its sole discretion, correspondingly [***] from [***] Cardinal [***] such manufacturer or supplier.

3) In addition, Cardinal is not [***] for [***] related to product [***] to the indirect manufacturer or supplier through such [***]. For manufacturer or supplier [***] made through a [***] to an indirect manufacturer or supplier, Cardinal should [***] these [***] to CVS for [***]. CVS' [***] process will include, but not be limited to, the following: initial [***] to review said [***], an internal financial [***] to review said [***] and the [***], a [***] with the manufacturer, and a [***] when applicable. CVS and Cardinal recognize that this general process will vary [***] with respect to the methods as well as the associated timelines. That being said, CVS takes these matters [***] and understands that they [***] and Cardinal. CVS will use all reasonable means to expeditiously resolve identified issues to the satisfaction of all associated parties. For return [***] related to product directly [***] to Cardinal, Cardinal will address directly.

4) At the end of each calendar [***], Cardinal will [***] a single [***] to CVS' [***] and CVS will [***] a [***] in the [***] of such entry. This [***] will consist of the [***] from the following detailed transactions completed in the current calendar[***]: (a) [***] or [***], plus, (b) CVS [***] by Cardinal, [***], (c) [***] of previously [***] CVS [***], for which the [***] has now [***], plus, (d) CVS [***][***] Cardinal. Cardinal will execute the appropriate [***] so that CVS [***] and [***] of CVS' [***]. Accordingly, Cardinal will process [***] and [***] in an [***] so that [***] the pharmaceutical manufacturer or supplier plus [***] and held are equal to [***]% of CVS' [***]. Cardinal may not [***] a [***] if the [***] from the manufacturer are (a) [***] or [***] of CVS' [***] or (b) if a CVS [***] has a [***] of [***] after processing [***] from a manufacturer. CVS, at its discretion, may notify Cardinal in writing in order to change either of the two [***] detailed in the preceding sentence. Cardinal will not [***]


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

any CVS [***] ([***], etc.) to any manufacturer or supplier outside of, or make any changes to, the process detailed within this disclosure schedule without first receiving written permission from CVS. Furthermore, CVS stipulates that CVS has the [***] to satisfy any necessary [***] of a CVS [***] to the extent it is deemed [***] by CVS. Therefore, Cardinal may [***] any [***] without CVS'[***]. In addition, upon Cardinal's request (as often as monthly), CVS will provide Cardinal on a confidential basis (subject to Section 17 of this Agreement) a [***] that summarizes all [***] goods [***] CVS has [***] with [***] manufacturers ("[***]"). Cardinal will not contact any [***] related to the information contained in the [***]. In return for Cardinal's strict confidentiality as it pertains to CVS' [***], CVS will [***] Cardinal [***] any [***] related to a [***] listed in the [***]. Any [***] of a [***] identified in the [***] shall be directed to CVS for [***]. CVS will not be financially responsible if Cardinal takes actions that are not consistent with this Section 10 (b) Disclosure Schedule.

The [***] will not be subject to Section 16 of this Agreement; instead the following audit process will apply. Not more than once in any [***] ([***]) month period, and following [***] ([***]) days' advance written notice to CVS, Cardinal will have the right to appoint an agent(s) (as further described below) to review those relevant records applicable to such [***]. Said audit will be strictly limited to verifying the following: 1) that each [***] contained in the [***] is included in a [***], and 2) that such [***] has been executed by both [***] and the applicable [***]. No other terms or conditions contained within the [***] or any other information gained through such audit process shall be disclosed to Cardinal. Cardinal may only review records relating to the [***] through an employee of one of the top national accounting firms deemed reasonably acceptable to CVS (i.e., not a Cardinal employee). Any such review will be limited to [***] ([***]) months of historical information as of the date such review begins. The information will be subject to a confidentiality agreement prepared by CVS and signed by Cardinal and its agent(s) who will have access to the information prior to beginning the review. Notwithstanding the foregoing, Cardinal may only appoint agents who are employees of one of the top national accounting firms, as may be deemed reasonably acceptable to CVS.

In addition, the parties hereby acknowledge and agree that upon reasonable written request from Cardinal, CVS shall deliver to Cardinal a good [***] of the [***] that CVS [***] may exist at the date of the [***] with respect to the [***] and [***] that Cardinal has [***] its suppliers for product that CVS purchased directly from Cardinal and subsequently [***] directly to the [***] rather than [***]. The good [***] will include the population of [***] and [***] by Cardinal that fall within the [***] ([***]) month period ending approximately [***] ([***]) days prior to the date of Cardinal's written request. The [***] provided will indicate that: (i) CVS has established [***] its potential [***] at the date of the [***], (ii) CVS will continue to establish [***] its [***] and (iii) Cardinal has, and will have, [***] on [***] contained in the [***] so long as Cardinal does not take actions that are inconsistent with the provisions of this Disclosure Schedule.

If Cardinal believes it will be harmed due to manufacturer or supplier [***] related to [***], then Cardinal may at its option [***] CVS [***] of the manufacturer [***] and [***] an [***] to such manufacturer or supplier. This resolution process will be executed


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

so that the related transactions are [***] to CVS; CVS is [***] as stipulated in CVS' [***]. With that being said, CVS will work with Cardinal to [***] all [***] to the mutual satisfaction of [***] parties.

5) As long as CVS causes the [***] (if applicable) to transmit to Cardinal information required by Cardinal in an electronic format acceptable to Cardinal, then Cardinal will [***] the [***] fee of [***]% of the [***] by Cardinal from all pharmaceutical manufacturers or suppliers (the "[***] FEE"). However, due to the excessive labor expenses Cardinal will incur if the information is not transmitted in an electronic format acceptable to Cardinal, including but not limited to [***] the Cardinal [***] to CVS' [***], CVS will [***] Cardinal the [***] Fee each month until the format is corrected to Cardinal's satisfaction. In addition, Cardinal will use its reasonable efforts to notify CVS promptly if the Third Party is unable to deliver the required information in Cardinal's desired format.

With the weekly credit information, Cardinal will provide CVS with a report of all manufacturer and supplier [***] and [***] during such week. As well, as often as monthly, Cardinal will provide CVS with a historical detailed [***] transaction report by [***] by [***]. Cardinal will not perform a [***] of the [***] by pharmaceutical manufacturers or suppliers as compared to the original [***].

If Cardinal [***] from a supplier who is in [***] with Cardinal, Cardinal will arrange for an [***] of such [***] CVS.

[***] VENDORS.

If Cardinal is unable to execute the process detailed within this disclosure schedule with any [***] or [***] for any reason, then CVS may [***] said [***] or [***] to Cardinal in accordance with [***] financial process established within this disclosure schedule. Cardinal may, at its sole discretion, correspondingly [***] Cardinal [***] to such manufacturer or supplier for said [***] or [***] said product according to its own [***] to the applicable manufacturer or supplier. With that being said, CVS will work with Cardinal to resolve all [***] to the mutual satisfaction of both parties.

[***] VENDORS.

CVS currently receives, based on CVS' [***] and DSD purchases, a [***] which is [***] by CVS. In the event that a vendor would begin to pass an "[***]" [***] to Cardinal, Cardinal would [***] of this [***] to CVS, based on CVS' purchases (Pharmacies and CVS Pharmacy DCs, if applicable). Notwithstanding the foregoing, Cardinal will not accept any other [***] on CVS' behalf relating to CVS' purchase [***] without CVS' expressed written consent. It will be Cardinal's sole responsibility to notify in writing any pharmaceutical supplier (with copy to CVS subject to Section 13) [***] a [***] to Cardinal related to CVS' purchase [***] that CVS utilizes its own [***].


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

Cardinal and CVS may mutually agree to modify this [***] policy in writing from time to time, except where required by law (in which case, Cardinal or CVS may modify this [***] without mutual agreement).

                                               SECTION 11(H) DISCLOSURE SCHEDULE

                                 TERMINATION FEE

In the event that CVS terminates this Agreement without cause pursuant to
Section 11(h) prior to the expiration of the Initial Term, then CVS will pay to Cardinal, within ninety (90) days after the date of such termination, an amount equal to [***] Dollars ($[***]) multiplied by a fraction, the numerator of which shall be the number of months between the month of such termination and the end of the Initial Term and the denominator of which shall be fifty four (54) (the "CVS Termination Fee").

In the event that Cardinal terminates this Agreement without cause pursuant to
Section 11(h) prior to the expiration of the Initial Term, then Cardinal will pay to CVS an amount equal to [***] Dollars ($[***]) within ninety (90) days after the date of such termination (the "Cardinal Termination Fee").

The parties hereby acknowledge and agree that the amount of the CVS Termination Fee represents, among other factors, a [***] of [***] that Cardinal would have generated during the Initial Term of this Agreement. The parties hereby acknowledge and agree that the amount of the Cardinal Termination Fee represents, among other factors, a [***] of [***] that CVS would have realized during the Initial Term of this Agreement. Furthermore, the parties acknowledge and agree that the Termination Fees have been negotiated in good faith and is not intended to be a penalty. Finally, upon termination or expiration of this Agreement for any reason, CVS will work with Cardinal in accordance with a reasonable schedule agreed to by the parties so that all outstanding amounts due and owing to Cardinal are paid on or before the termination or expiration date and all outstanding issues are resolved.

                                                  SECTION 12 DISCLOSURE SCHEDULE

                           WAREHOUSE LOGISTICS PROGRAM

The goal of the "WAREHOUSE LOGISTICS PROGRAM" ("WLP") is to develop the most efficient purchasing and distribution processes for CVS with pharmaceutical manufacturers under which Cardinal will [***] ([***]%) of CVS' purchase requirements for [***] Rx Products (excluding repack items) ("[***]") [***] of all CVS [***] which are or become part of this Agreement. The parties agree and acknowledge that this WLP is part of this Agreement, and is not a separate or distinct agreement.

Notwithstanding anything in this Agreement to the contrary, the WLP is intended and structured to provide [***]% incremental financial and operational value to CVS and at no time shall Cardinal take any action in connection with the WLP which may negatively impact CVS' ability to service its Pharmacies, CVS Pharmacy DCs, or CVS' abilities to secure regular [***] merchandise, including [***] stock, [***] a manufacturer.

The WLP is designed to provide incremental financial value to CVS; CVS is to be [***] on [***], etc. CVS will [***] all other [***] that CVS would otherwise be entitled to if CVS [***] the [***] on a [***] (i.e., [***], etc.).

As part of the WLP, Cardinal will pass to CVS funding ("INCENTIVE") in the form of a credit within [***] ([***]) days of the end of each CVS [***] equal to [***]% times CVS Pharmacy [***] (in addition to passing the [***]) for the respective CVS fiscal quarter during the term of this Agreement. The credit will be faxed and subsequently mailed in hard copy form to CVS' Manager of Wholesaler Programs. Additionally, Cardinal will provide CVS with the Warehoused Service Level detailed in Section 2(b) Disclosure Schedule through leveraging Cardinal's procurement and logistical expertise. In return for both the Incentive and the Warehouse Service Level, Cardinal will [***] the [***] created through certain "[***] CREATION ACTIVITIES" as defined below.

Current [***] will remain in place as of the execution of this Agreement with the exception of [***], which will [***] from a CVS [***] to an [***] (as detailed in and subject to Section 12 Disclosure Schedule). Cardinal will [***] as it does for any other indirect vendor. In return for [***] on an [***] from February 1, 2004 until December 31, 2004, by May 1, 2004, Cardinal will authorize CVS to [***] in the amount of $[***] ("[***] PAYMENT"). The timing of said payment will be made so that CVS receives these funds by [***].

CVS will not be required to [***] or [***] any other pharmaceutical [***] as a [***]. Any further [***] of pharmaceutical [***] from [***], will be at CVS' sole determination. The [***] Warehouse [***] Exhibit below details which [***] CVS will purchase from Cardinal on an indirect basis (subject to Section 12 Disclosure Schedule) and the corresponding [***] terms to be amended in writing pursuant to Section 13 upon mutual agreement of CVS and Cardinal. While CVS and Cardinal may both agree that it is in the best interest of both parties to [***] a [***] from [***] to [***] or visa versa, said decisions will always be made to reflect incremental value to CVS and will occur at CVS' sole discretion.


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

CVS is under no obligation to purchase any specific [***] and may eliminate
(POX) or discontinue any item at its sole discretion. With that said, CVS and Cardinal may investigate the best methods of [***] any [***] inventory [***] at CVS' sole discretion. So that Cardinal and CVS can effectively and efficiently manage Cardinal's [***] that is [***] to CVS through the [***], Cardinal will provide to CVS in an electronic format a detailed weekly report detailing said [***] ("[***] REPORT"). The [***] Report will include but not be limited to the following elements as it pertains to Cardinal [***] to CVS: [***], description, NDC, [***] on hand, extended [***], and [***] date. As it pertains to populating the [***] date [***] of the [***] Report only, Cardinal will fully populate and update [***] on a monthly basis and will supply to CVS a fully updated [***] Report by the first Friday following Cardinal's commencement of recording said [***]. All other data elements will be updated weekly and immediately sent to CVS each Friday accurately representing Cardinal's [***] available to CVS as of the creation of the [***] Report.

[***] CALCULATION.

For all of CVS Pharmacy DCs [***] ([***], or Brokerage Purchases, etc), CVS will receive an [***] within [***] ([***]) days of the end of each CVS fiscal quarter in the form of a [***] equal to [***]% times CVS Pharmacy DCs [***] (in addition to [***] the [***]) for the respective CVS fiscal quarter during the term of this Agreement. The [***] will be calculated based on CVS' receipt date of such [***] for each fiscal month. CVS and Cardinal will agree with the method used to calculate each month's [***] totals.

For example; CVS' total [***] volume for a specific CVS fiscal quarter equals $[***], then Cardinal will [***] to CVS within [***] ([***]) days of the end of the respective fiscal quarter $[***] ($[***] x [***]).

Further terms and conditions of the [***] calculation are as follows:

     1) CVS and Cardinal will publish the agreed to monthly [***] volume eligible for the [***] on a monthly basis; within [***] ([***]) days of the respective CVS fiscal month's end or as soon as practical.

     2) The [***] will not be applied on [***] or [***] volume that is [***]. The [***] will be automatically applied on this inventory when [***] as a [***].

     3) CVS contract pricing on select [***] items established by CVS after January 1, 2004 will not be eligible for the [***] since Cardinal does not have the ability to [***] from this applicable [***].

     4) The [***] is based on the assumption that Cardinal will not [***] CVS any [***] related to [***] on code [***] and code [***] purchase orders.

     5) Cardinal will not apply the [***] on CVS [***] or [***] that was specifically [***] through CVS that Cardinal [***] CVS with the explicit purpose of this


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

          product being [***] the manufacturer. However, Cardinal will [***] on any [***] CVS [***] said product to the respective manufacturer.

               a. This inventory will be [***] to CVS on the earliest date that the applicable manufacturer would accept said product [***] at [***] percent ([***]%).

               b. If CVS believes the [***] to be [***] and that it will be [***] in any way by [***] said product [***] a manufacturer, then CVS can at its sole discretion opt not to [***] in such a [***].

               c. CVS and Cardinal agree that [***] are costly to both parties and lead to operational inefficiencies and will therefore work together to develop a process which limits the amount of [***] .

     6) At the start of this Agreement, Cardinal will [***] related to the previous agreement. To that end, CVS and Cardinal have agreed that Cardinal will adjust CVS' 4Q 2003 [***] by $[***] in order for this [***] to qualify for the [***]. With this adjustment made, [***] of CVS' [***] will be eligible for the [***] under this Agreement.

     7) The calculation of the [***] will be based off the [***] ([***] at the [***] of [***] or the [***]) [***] to the application of the cash discount. For example, if the [***] is $[***], then the [***] would be calculated based on the $[***], not the $[***] ([***]% cash discount is applied).

     8) For all CVS warehouse purchases made through Cardinal, cash discount [***] to CVS is defined as the [***].

     9) If CVS [***] a [***] from [***] to [***] after the establishment of the [***] and [***], then Cardinal will [***] the [***] calculation on that affected volume.

     10) If CVS enters into an [***] (as defined below) with a [***] that prohibits Cardinal from any [***] with this [***], then Cardinal will not apply the [***] calculation on that affected volume.

[***] CREATION ACTIVITIES.

As a function of the WLP, Cardinal will [***] the margin created through certain [***] Creation Activities as defined below. Through the WLP, Cardinal will [***]% of the margin associated with all [***] related to [***] detailed below, and [***] related to [***] (this [***] was [***] to CVS via [***]) as further defined below. Notwithstanding anything else in this Agreement to the contrary, Cardinal will not place [***]purchases or conduct [***] activities related to CVS [***] for which Cardinal has entered into an[***] such activities.

The "[***] CREATION OPPORTUNITIES" for the WLP are limited to:

     a) [***] - all purchases of [***] Rx Products (excluding repack) designed to generate an [***] which result from the [***] (by way of illustration only and not as a limitation, one example of an [***] is [***] of a [***]).


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

     b) [***] or [***] - [***] or [***] that are made available to Cardinal from [***] under which Cardinal [***] related to CVS' [***].

     c) [***] - all purchases of [***] Rx Products (excluding repack) for a specified [***] of [***] offered by manufacturers [***], or [***], a [***], thereby [***]. (by way of illustration only and not as a limitation, one example of an [***] is where a vendor [***] at a [***] for a certain [***] Rx Product (excluding repack) [***]). This [***] was [***] to CVS via [***].

Further terms and conditions of the [***] Creation Activities are as follows:

1) CVS will [***] other historically [***] ([***] and [***] manufacturers); CVS will not be required to [***] to Cardinal.

2) CVS to [***] all [***] it has historically [***] to include but not limited to:

     a)   [***]

     b)   [***]

     c)   [***]

     d)   [***]

3) The [***] CVS receives based on CVS' [***] purchases, is [***]% by CVS. In the event that a [***] would begin to [***] "[***]" [***] to Cardinal, Cardinal would [***]% of this [***] to CVS, based on CVS purchases (Pharmacies and CVS Pharmacy DCs, if applicable). Notwithstanding the foregoing, Cardinal will not accept any other [***] on CVS' behalf relating to CVS' purchase [***] (warehouse or DSD) without CVS' expressed written consent. It will be Cardinal's sole responsibility to notify any pharmaceutical supplier in writing (with copy to CVS subject to Section 13) [***] a [***] to Cardinal related to CVS' [***] of CVS' Return Goods Policy.

4) CVS will only accept product shipped from Cardinal Brokerage Inventory to CVS Pharmacy DCs that has at least [***] ([***]) [***] remaining. All products shipped with less than [***] ([***]) [***] remaining will be considered "[***] PRODUCT". On an exception basis, CVS will allow Cardinal to ship [***] Product Brokerage Inventory with at least [***] ([***]) months [***] remaining. However, both parties agree that no more than $[***] worth of [***]Product will be shipped to CVS Pharmacy DCs during any Program Year. In addition, upon CVS request (as often as monthly), Cardinal will provide CVS a detailed report that summarizes all [***] Product shipped from Cardinal's Brokerage Inventory to CVS Pharmacy DCs ("[***] REPORT"). The [***] Report will contain all [***] Product shipped to CVS Pharmacy DCs within the current Program Year and will include but not be limited to the following data elements: date shipped, vendor, description, NDC, quantity shipped, extended cost, and [***] totaled by month and year-to-date(both CVS and Cardinal agree that the [***] Report will be made available to CVS no later than September 1, 2004). Notwithstanding anything in this Agreement to the contrary, at no time will Cardinal ship Brokerage Inventory with less than [***] ([***]) months [***] remaining to CVS Pharmacy DCs. With that said, CVS will work with Cardinal to assist in the management of the [***].


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

Additional terms and conditions of the WLP are as follows:

1. Term - The WLP will commence as of January 1, 2004, and terminate upon the termination of the Agreement.

2. [***] Generation - Cardinal will [***] ([***]%) of CVS' [***] for [***] Rx Products (excluding repack) [***] all CVS Pharmacy DCs for routine [***] and [***] (the "PURCHASING ACTIVITIES").

3.   [***] - If Cardinal's [***] on CVS' [***] are [***] or [***] by a [***],
     and if CVS is eligible to [***] from such [***], then CVS will, upon request by Cardinal, effect a direct [***] of the applicable Rx Product [***] by Cardinal. With respect to the foregoing purchases, [***] will [***] the applicable [***] according to the [***], including [***] for any available [***]. CVS will [***] the [***] to the [***] from [***] Cardinal, which will also be [***] the [***]. This [***] process is designed to be "[***]" for both parties.

               (a) [***]. On the same day as CVS [***] a shipment of Rx Product ordered as part of a [***] related to this WLP, CVS will [***] Cardinal. Cardinal will [***] such Rx Product [***] the applicable CVS [***], and [***] the applicable Cardinal [***]. CVS will [***] from the applicable [***], and CVS will pay the [***], [***] for all [***], based on the applicable payment terms. CVS will [***] to the [***] from [***], and Cardinal will [***] the CVS [***] to the applicable [***]. The process outlined in the Section 2(b) Disclosure Schedule will apply to any discrepancies.

               (b) [***] and [***]. As it pertains to [***] purchases only, on the same day as CVS [***] the shipment of Rx Product, CVS will [***] Cardinal. Cardinal will [***] to [***] such Rx Product [***] the applicable CVS [***], and [***] the applicable Cardinal [***]. [***] purchases will be [***] by Cardinal at the servicing Cardinal DC [***] the need for CVS to [***] such product.

     As it pertains to the payment of [***] and [***] purchases, Cardinal will receive an [***] from the applicable [***] for the ordered Rx Product, and Cardinal will [***] the [***] directly, [***] for all [***], based on the applicable payment terms. As the Rx Product is ordered from Cardinal by CVS for [***], Cardinal will [***] CVS, and CVS will [***] Cardinal for such Rx Product in accordance with the terms of this Agreement. The process outlined in the Section 2(b) Disclosure Schedule will apply to any discrepancies.

4. Purchase Information - CVS will provide Cardinal with [***] electronic feeds updating information regarding CVS' [***] of [***] Rx Products [***] from [***] and from [***] on behalf of the CVS Pharmacy DCs pursuant to the WLP. Such information will include details regarding all purchase orders, [***] or [***] for items [***] and [***] and other information reasonably required by Cardinal to administer the WLP. To assist Cardinal with [***], CVS will provide Cardinal with information


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

     reasonably requested by Cardinal including but not limited to new product [***], [***] fluctuations, [***] promotions, and new store openings , and a change in CVS Pharmacy DC that services a particular Pharmacy.

5. Limitations - All [***] for [***] Products must be executed exactly as [***]. [***] will be generated and submitted to any vendor, other than those [***], without [***]. All [***] will be on behalf of the CVS Pharmacy DCs. CVS will not make any [***] (outside of this [***]) on behalf of the Pharmacies [***]. It is understood and agreed that Cardinal will not be required to reduce or otherwise [***] its own [***] associated with a manufacturer imposed [***]. Furthermore, the parties acknowledge and agree that all information associated with the WLP is confidential information subject to the provisions of Section 17 of this Agreement.

6. Records, Audit and Confidentiality - The WLP is subject to the record keeping and audit provisions set forth in Section 16 of this Agreement. Cardinal may disclose CVS' [***] information (such as inventory [***], on-order or [***]) to [***] as reasonably required by Cardinal to [***] related to the WLP. Cardinal will notify CVS in writing (subject to Section
     13) prior to the disclosure of any such information and will provide the nature of the information that Cardinal intends to disclose. Further, Cardinal will use reasonable efforts to obtain applicable [***] consent to disclose such information to CVS if needed.

7.   ACH - All payments for invoicing under the WLP will be made via ACH.

8. Waiver - Neither party's failure to enforce any provision of this WLP will be considered a waiver of any future right to enforce such provision.

9. Dispute Resolution Relating to the WLP - CVS and Cardinal acknowledge that either party may from time to time may, in good faith, dispute any portion of the WLP. In the event that either party disputes any portion on the WLP, each party agrees to use all reasonable efforts to resolve all such disputes as expeditiously as possible on a fair and equitable basis. To that end, Cardinal and CVS will assemble a panel consisting of at least one
     (1) executive from CVS and one (1) executive from Cardinal (but in any event, an even number in the aggregate) (the "EXECUTIVE COMMITTEE") to resolve disputes relating to the WLP and address other issues as they may determine. With respect to reporting disputes, a copy of the terms of this Agreement, as amended from time to time, agreed upon facts and areas of disagreement, and a concise summary of the basis for each side's contentions will be provided to the executives who will review the same, confer, and attempt to reach a mutual resolution of the issue within thirty
     (30) days following either party's receipt of notice of dispute.


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

[***] VENDOR EXHIBIT.

[***] VENDOR   [***] PURCHASE PAYMENT TERMS
------------   ----------------------------
    [***]                  [***]


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

                                                  SECTION 19 DISCLOSURE SCHEDULE

                                    INSURANCE

During the term of the Agreement, CVS and Cardinal will each maintain commercial general liability insurance having a limit of not less than $[***] million, pursuant to one or more insurance policies with reputable insurance carriers. Upon request, each party will deliver to the other certificates evidencing such insurance. Cardinal's certificate of insurance to CVS will reflect that CVS is named as an additional insured under such policy and will provide evidence of broad form vendor's coverage. Neither party will cause nor permit such insurance to be canceled or modified (exclusive of appropriate replacement policies) to materially reduce its scope or limits of coverage during the term of the Agreement.


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